UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UNIVERSAL HEALTH SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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UNIVERSAL HEALTH SERVICES, INC.

April 1, 2011

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Universal Health Services, Inc. (the “Company”) to be held at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania, on Wednesday, May 18, 2011, at 10:00 a.m., for the following purposes:

(1)	the election of one director by the holders of Class A and Class C Common Stock;

(2)	the election of one director by the holders of Class B and Class D Common Stock;

(3)	to conduct an advisory (nonbinding) vote to approve named executive officer compensation;

(4)	to conduct an advisory (nonbinding) vote on the frequency of an advisory stockholder vote to approve named executive officer compensation;

(4)	the approval of an amendment to our Amended and Restated 2005 Stock Incentive Plan by the holders of Class A, B, C and D Common Stock; and

(5)	the transaction of such other business as may properly come before the meeting or any adjournment thereof.

Detailed information concerning these matters is set forth in the Important Notice Regarding the Availability of Proxy Materials (the “Notice”) you received in the mail and in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. We have elected to provide access to our Proxy Materials over the internet under the Securities and Exchange Commission’s “notice and access” rules. If you want more information, please see the Questions and Answers section of this Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting, please either vote by telephone or internet or, if you received printed Proxy Materials and wish to vote by mail, by promptly signing and returning your Proxy card in the enclosed envelope. Please review the instructions on each of your voting options described in this Proxy Statement as well as in the Notice you received in the mail. If you then attend and wish to vote your shares in person, you still may do so. In addition to the matters noted above, we will discuss the business of the Company and be available for your comments and discussion relating to the Company.

I look forward to seeing you at the meeting.

Sincerely,

Alan B. Miller

Chairman and

Chief Executive Officer

UNIVERSAL HEALTH SERVICES, INC.

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 18, 2011

Notice is hereby given that the Annual Meeting of Stockholders of Universal Health Services, Inc. (the “Company”) will be held on Wednesday, May 18, 2011 at 10:00 a.m., at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania for the following purposes:

(1)	the election of one director by the holders of Class A and Class C Common Stock;

(2)	the election of one director by the holders of Class B and Class D Common Stock;

(3)	to conduct an advisory (nonbinding) vote to approve named executive officer compensation;

(4)	to conduct an advisory (nonbinding) vote on the frequency of an advisory stockholder vote to approve named executive officer compensation;

(5)	the approval of an amendment to our Amended and Restated 2005 Stock Incentive Plan by the holders of Class A, B, C and D Common Stock; and

(5)	the transaction of such other business as may properly come before the meeting or any adjournment thereof.

You are entitled to vote at the Annual Meeting only if you were a Company stockholder of record at the close of business on March 31, 2011.

You are cordially invited to attend the Annual Meeting in person.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY TELEPHONE OR INTERNET OR, IF YOU RECEIVED PRINTED PROXY MATERIALS AND WISH TO VOTE BY MAIL, MARK YOUR VOTES, THEN DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Wednesday, May 18, 2011:

The Proxy Statement and Annual Report to Stockholders are available at

http://www.proxyvoting.com/uhs.

BY ORDER OF THE BOARD OF DIRECTORS

STEVE G. FILTON, Secretary

King of Prussia, Pennsylvania

April 1, 2011

UNIVERSAL HEALTH SERVICES, INC.

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PA 19406

PROXY STATEMENT

QUESTIONS AND ANSWERS

1.	Q: Why am I receiving these materials?

A:	This Proxy Statement and enclosed forms of Proxy (first mailed to the holders of Class A and Class C Common Stock, and to the holders of Class B and Class D Common Stock who requested to receive printed Proxy Materials, on or about April 8, 2011) are furnished in connection with the solicitation by our Board of Directors of Proxies for use at the Annual Meeting of Stockholders, or at any adjournment thereof. A Notice Regarding the Availability of Proxy Materials was first mailed to all of our other stockholders beginning on or about April 8, 2011. The Annual Meeting will be held on Wednesday, May 18, 2011 at 10:00 a.m., at our offices located at Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

2.	Q: What is the purpose of the Annual Meeting?

A:	The Annual Meeting is being held (1) to have the holders of Class A and C Common Stock elect one Class III director, to serve for a term of three years until the annual election of directors in 2014 and the election and qualification of his successor; (2) to have the holders of Class B and Class D Common Stock elect one Class III director, to serve for a term of three years until the annual election of directors in 2014 and the election and qualification of his successor; (3) to have the holders of Class A, Class B, Class C and Class D Common Stock conduct an advisory (nonbinding) vote to approve named executive officer compensation; (4) to have the holders of Class A, Class B, Class C and Class D Common Stock conduct an advisory (nonbinding) vote on the frequency of an advisory stockholder vote to approve named executive officer compensation; (5) to have the holders of Class A, Class B, Class C and Class D Common Stock approve an amendment to our Amended and Restated 2005 Stock Incentive Plan and; (6) to transact such other business as may properly be brought before the meeting or any adjournment thereof. We will also discuss our business and be available for your comments and discussion.

3.	Q: Why did holders of Class B and Class D Common Stock receive a notice in the mail regarding the internet availability of Proxy Materials instead of a full set of Proxy Materials?

A:	In accordance with “notice and access” rules adopted by the U.S. Securities and Exchange Commission, or SEC, we may furnish Proxy Materials, including this Proxy Statement and our Annual

Report to Stockholders, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Most holders of Class B and Class D Common Stock will not receive printed copies of the Proxy Materials unless they request them. Instead, the Notice, which was mailed to most holders of Class B and Class D Common Stock, will instruct you as to how you may access and review all of the Proxy Materials on the internet. Please visit http://www.proxyvoting.com/uhs. The Notice also instructs you as to how you may submit your Proxy on the internet. If you would like to receive a paper or e-mail copy of our Proxy Materials, you should follow the instructions for requesting such materials in the Notice.

4.	Q: Who may attend the Annual Meeting?

A:	Stockholders of record as of the close of business on March 31, 2011, or their duly appointed Proxies, may attend the meeting. Stockholders whose shares are held through a broker or other nominee will need to bring a copy of a brokerage statement reflecting their ownership of our Common Stock as of the record date.

5.	Q: Who is entitled to vote at the Annual Meeting?

A:	Only stockholders of record as of the close of business on March 31, 2011 are entitled to vote at the Annual Meeting. On that date, 6,645,308 shares of Class A Common Stock, par value $.01 per share, 664,000 shares of Class C Common Stock, par value $.01 per share, 90,257,556 shares of Class B Common Stock, par value $.01 per share, and 34,448 shares of Class D Common Stock, par value $.01 per share, were outstanding.

6.	Q: Who is soliciting my vote?

A:	The principal solicitation of Proxies is being made by the Board of Directors by mail. Certain of our officers, directors and employees, none of whom will receive additional compensation therefor, may solicit Proxies by telephone or other personal contact. We will bear the cost of the solicitation of the Proxies, including postage, printing and handling and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares.

7.	Q: What items of business will be voted on at the Annual Meeting?

A:

The holders of Class A and C Common Stock will elect one Class III director, to serve for a term of three years until the annual election of directors in 2014. The holders of Class B and Class D Common Stock will elect one Class III director, to serve for a term of three years until the annual election of directors in 2014. The holders of Class A, Class B, Class C and Class D Common Stock will conduct an advisory (nonbinding) vote regarding named executive officer compensation. The holders of Class A, Class B, Class C and Class D Common Stock will conduct an advisory (nonbinding) vote on the frequency of an advisory stockholder vote regarding named executive officer compensation. The holders of Class A, Class B, Class C and Class D Common Stock will vote regarding an amendment to our Amended and Restated 2005 Stock Incentive Plan. Other than the election of Class III directors, the conduct of an advisory (nonbinding) vote regarding named executive officer compensation, the conduct of an advisory (nonbinding) vote on the frequency of an advisory stockholder vote regarding named executive officer compensation and the vote regarding an amendment to our Amended and Restated 2005 Stock Incentive Plan, we know of no other business to be presented for action at the Annual Meeting.

8.	Q: How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that holders of Class A and Class C and Class B and Class D Common Stock vote shares “FOR” the election of each of the nominees to the Board of Directors for which they are entitled to vote, “FOR” the approval, on an advisory basis, of named executive officer compensation, “FOR” the approval, on an advisory basis, of a triennial advisory vote to approve named executive officer compensation and “FOR” the approval of an amendment to our Amended and Restated 2005 Stock Incentive Plan.

9.	Q: How will voting on any other business be conducted?

A:	Other than the items of business described in this Proxy Statement, we know of no other business to be presented for action at the Annual Meeting. As for any business that may properly come before the Annual Meeting, your signed Proxy gives authority to the persons named therein. Those persons may vote on such matters at their discretion and will use their best judgment with respect thereto.

10.	Q: What is the difference between a “stockholder of record” and a “street name” holder?

A:	These terms describe how your shares are held. If your shares are registered directly in your name with BNY Mellon Shareowner Services, our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

11.	Q: How do I vote my shares if I am a stockholder of record?

A:	A separate form of Proxy applies to our Class A and Class C Common Stock and a separate form of Proxy applies to our Class B and Class D Common Stock. For specific instructions on how to vote your shares, please refer to the instructions on the Notice Regarding the Availability of Proxy Materials you received in the mail or, if you received printed Proxy Materials, your enclosed Proxy card. If you received printed Proxy Materials, enclosed is a Proxy card for the shares of stock held by you on the record date. If you received printed Proxy Materials, you may vote by signing and dating each Proxy card you receive and returning it in the enclosed prepaid envelope, or you may vote by telephone or internet. Unless otherwise indicated on the Proxy, shares represented by any Proxy will, if the Proxy is properly executed and received by us prior to the Annual Meeting, be voted “FOR” each of the nominees for directors, “FOR” the approval, on an advisory basis, of named executive officer compensation, “FOR” the approval, on an advisory basis, of a triennial advisory vote to approve named executive officer compensation and “FOR” the approval of an amendment to our Amended and Restated 2005 Stock Incentive Plan. You may also vote by telephone or internet.

12.	Q: How do I vote by telephone or electronically?

A:	Instead of submitting your vote by mail on the enclosed Proxy card (if you received printed Proxy Materials), your vote can be submitted by telephone or electronically, via the internet. Please refer to the specific instructions set forth on the Notice Regarding the Availability of Proxy Materials or, if you received printed Proxy Materials, on the enclosed Proxy card. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.

13.	Q: How do I vote my shares if they are held in street name?

A:	If your shares are held in street name, your broker or other nominee will provide you with a form seeking instruction on how your shares should be voted.

14.	Q: Can I change or revoke my vote?

A:	Yes. Any Proxy executed and returned to us is revocable by delivering a later signed and dated Proxy or other written notice to our Secretary at any time prior to its exercise. Your Proxy is also subject to revocation if you are present at the meeting and choose to vote in person.

15.	Q: What is the vote required to approve each proposal?

A:	The director nominee receiving the highest number of affirmative votes of the shares of Class A and Class C Common Stock, voting as a class, present in person or represented by Proxy and entitled to vote, a quorum being present, shall be elected as a Class III directors. The director nominee receiving the highest number of affirmative votes of the shares of Class B and Class D Common Stock, voting as a class, present in person or represented by Proxy and entitled to vote, a quorum being present, shall be elected as a Class III director.

The affirmative vote of the holders of a majority of the Class A, B, C and D Common Stock votes present in person or represented by Proxy and entitled to vote on the matter is required for the approval of named executive officer compensation and for the approval of an amendment to our Amended and Restated 2005 Stock Incentive Plan.

The advisory vote on the frequency of the stockholder advisory vote to approve named executive officer compensation will be determined by a plurality of the votes cast.

16.	Q: What constitutes a “quorum”?

A:	The holders of a majority of the common stock votes issued and outstanding and entitled to vote, either in person or represented by Proxy, constitutes a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

17.	Q: What are our voting rights with respect to the election of directors?

A:	Our Restated Certificate of Incorporation provides that, with respect to the election of directors, holders of Class A Common Stock vote as a class with the holders of Class C Common Stock, and holders of Class B Common Stock vote as a class with holders of Class D Common Stock, with holders of all classes of Common Stock entitled to one vote per share.

Each holder of Class A Common Stock may cumulate his or her votes for directors giving one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of shares of Class A Common Stock, or he or she may distribute his or her votes on the same principle among as many candidates as he or she shall see fit. For a holder of Class A Common Stock to exercise his or her cumulative voting rights, the stockholder must give notice at the meeting of such intention to cumulate votes.

As of March 31, 2011, the shares of Class A and Class C Common Stock constituted 7.5% of the aggregate outstanding shares of our Common Stock, had the right to elect six members of the Board of Directors and constituted 87.2% of our general voting power; and as of that date the shares of Class B and Class D Common Stock (excluding shares issuable upon exercise of options) constituted 92.5% of the outstanding shares of our Common Stock, had the right to elect two members of the Board of Directors and constituted 12.8% of our general voting power.

18.	Q: What are our voting rights with respect to matters other than the election of directors?

A:	As to matters other than the election of directors, our Restated Certificate of Incorporation provides that holders of Class A, Class B, Class C and Class D Common Stock all vote together as a single class, except as otherwise provided by law. Other than the election of directors, the conduct of an advisory (nonbinding) vote to approve named executive officer compensation, the conduct of an advisory (nonbinding) vote on the frequency of an advisory stockholder vote to approve named executive officer compensation and the approval of an amendment to our Amended and Restated 2005 Stock Incentive Plan, we know of no other business to be presented for action at the Annual Meeting.

Each share of Class A Common Stock entitles the holder thereof to one vote; each share of Class B Common Stock entitles the holder thereof to one-tenth of a vote; each share of Class C Common Stock entitles the holder thereof to 100 votes (provided the holder of Class C Common Stock holds a number of shares of Class A Common Stock equal to ten times the number of shares of Class C Common Stock that holder holds); and each share of Class D Common Stock entitles the holder thereof to ten votes (provided the holder of Class D Common Stock holds a number of shares of Class B Common Stock equal to ten times the number of shares of Class D Common Stock that holder holds).

In the event a holder of Class C or Class D Common Stock holds a number of shares of Class A or Class B Common Stock, respectively, less than ten times the number of shares of Class C or Class D Common Stock that holder holds, then that holder will be entitled to only one vote for every share of Class C Common Stock, or one-tenth of a vote for every share of Class D Common Stock, which that holder holds in excess of one-tenth the number of shares of Class A or Class B Common Stock, respectively, held by that holder. The Board of Directors, in its discretion, may require beneficial owners to provide satisfactory evidence that such owner holds ten times as many shares of Class A or Class B Common Stock as Class C or Class D Common Stock, respectively, if such facts are not apparent from our stock records.

19.	Q: What if I abstain from voting or withhold my vote?

A:	Stockholders entitled to vote for the election of directors can abstain from voting or withhold the authority to vote for any nominee. If you attend the meeting or send in your signed Proxy with instructions to withhold authority to vote for one or more nominees, you will be counted for the purposes of determining whether a quorum exists. Abstentions and instructions on the accompanying Proxy card to withhold authority to vote will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

Shares voting “abstain” on the advisory vote to approve named executive officer compensation and on the proposal to approve an amendment to our Amended and Restated 2005 Stock Incentive Plan will be counted as present at the Annual Meeting for purposes of that proposal and your abstention will have the effect of a vote against the applicable vote or proposal. Shares voting “abstain” on the advisory vote on the frequency of the stockholder advisory vote to approve named executive compensation will be counted as present at the Annual Meeting for purposes of that proposal and your abstention will have no effect on this vote.

20.	Q: Will my shares be voted if I do not sign and return my Proxy card or vote by telephone or internet?

A:	If you are a stockholder of record and you do not sign and return your Proxy card or vote by telephone or internet, your shares will not be voted at the Annual Meeting. If your shares are held in street name and you do not issue instructions to your broker, your broker may vote your shares at its discretion on routine matters, but may not vote your shares on nonroutine matters. Under the New York Stock Exchange rules, the proposals relating to the election of directors, the advisory vote on named executive officer compensation, the advisory vote on the frequency of the advisory vote to approve named executive officer compensation and the approval of an amendment to our Amended and Restated 2005 Stock Incentive Plan are deemed to be nonroutine matters with respect to which brokers and nominees may not exercise their voting discretion without receiving instructions from the beneficial owner of the shares.

21.	Q: What is a “broker non-vote”?

A:

“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by Proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under the rules of the Financial Industry Regulatory Authority, member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, New York Stock Exchange-member brokers who hold shares of Common Stock in street name for their customers and have transmitted our Proxy solicitation materials to their customers, but do not receive voting instructions from such customers, are not permitted to vote on nonroutine matters. Under the New York Stock Exchange rules, the proposals relating to the election of directors, the advisory vote on named executive officer compensation, the advisory vote on the frequency of the advisory vote to approve named executive officer compensation and the approval of an amendment to our Amended and Restated 2005 Stock Incentive Plan are deemed to be nonroutine matters with respect to which brokers and nominees may not exercise their voting discretion without receiving instructions from the beneficial owner of the shares.

22.	Q: What is the effect of a broker non-vote?

A:	Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum but they do not affect the determination of whether a matter is approved.

23.	Q: Who will count the votes?

A:	The Secretary will count the Class A and Class C votes. Our transfer agent will count the Class B and Class D votes and serve as inspector of elections.

24.	Q: When are stockholder proposals due in order to be included in our Proxy Statement for the 2012 Annual Meeting?

A:	Any proposal that you wish to present for consideration at the 2012 Annual Meeting must be received by us no later than December 9, 2011. This date provides sufficient time for inclusion of the proposal in the 2012 Proxy Materials.

25.	Q: Can I receive more than one set of Annual Meeting materials?

A:	If you share an address with another stockholder, each stockholder may not receive a separate copy of our Annual Report and Proxy Statement. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to our Secretary at Universal Health Services, Inc., Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, Pennsylvania 19406, telephone (610) 768-3300. If you share an address with another stockholder and (i) would like to receive multiple copies of the Proxy Statement or Annual Report to Stockholders in the future, or (ii) if you are receiving multiple copies and would like to receive only one copy per household in the future, please contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

26.	Q: How can I obtain additional information about the Company?

A:	Copies of our annual, quarterly and current reports we file with the Securities and Exchange Commission, or SEC, and any amendments to those reports, are available free of charge on our website, which is located at http://www.uhsinc.com. Copies of these reports will be sent without charge to any stockholder requesting it in writing to our Secretary at Universal Health Services, Inc., Universal Corporate Center, P.O. Box 61558, 367 South Gulph Road, King of Prussia, Pennsylvania 19406. The information posted on our website is not incorporated into this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 31, 2011, the number of shares of our equity securities and the percentage of each class beneficially owned, within the meaning of Securities and Exchange Commission Rule 13d-3, and the percentage of our general voting power currently held, by (i) all stockholders known by us to own more than 5% of any class of our equity securities, (ii) all of our directors and nominees who are stockholders, (iii) the executive officers named in the Summary Compensation Table and (iv) all directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power. No shares are currently pledged as security by any of our directors or executive officers.

	Title of Class								Percentage of General Voting Power(3)
Name and Address of Beneficial Owner(1)	Class A Common Stock(2)		Class B Common Stock(2)		Class C Common Stock(2)		Class D Common Stock(2)
Leatrice Ducat National Disease Research Interchange 1628 JFK Boulevard 8th Floor Philadelphia, PA 19103			12,750	(5)(11)					(5)

John H. Herrell 1021 10th Street, S.W. Rochester, MN 55902			18,837	(5)(11)					(5)

Robert H. Hotz Houlihan Lokey Howard & Zukin 245 Park Avenue, 20th Floor New York, NY 10167			100,822	(5)(11)					(5)

Alan B. Miller	5,654,206	(6)(14) (18)(20)	8,174,706	(4)(11) (13)(15)(16)(17)(23)	661,688				83.4%
	(66.2%)		(6.2%)		(99.7%)

Marc D. Miller	1,920,394	(7)(18)	2,639,055	(4)(11)(12) (15)(16)(17)					2.7%
	(28.9%)		(1.7%)

Anthony Pantaleoni Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, NY 10103	276,438	(5)(14)(20)(21)	308,511	(4)(5) (8)(11)(19)(22)	2,192	(5)	1,120	(5)	(5)

Rick Santorum Ethics and Public Policy Center 1730 M Street, NW Suite 910 Washington, DC 20036			10,205	(5)(11)					(5)

	Title of Class						Percentage of General Voting Power(3)
Name and Address of Beneficial Owner(1)	Class A Common Stock(2)		Class B Common Stock(2)		Class C Common Stock(2)	Class D Common Stock(2)
Daniel B. Silvers(24) Hayground Cove Capital Partners LLC 1370 Avenue of the Americas, 28th Floor New York, NY 10019			4,150	(5)(11)			(5)

Lawrence S. Gibbs Ramius LLC 599 Lexington Avenue #20 New York, NY 10022

Debra K. Osteen			91,332	(5)(11)			(5)

Steve G. Filton			333,634	(5)(11)			(5)

Richard C. Wright	49,600	(5)	49,600	(4)(5)(11)			(5)

Wellington Management Company, LLP 75 State Street Boston, MA 02109			7,240,182(9) (8.0%)				(5)

BlackRock, Inc. 40 East 52nd Street New York, NY 10022			5,398,545(10) (6.0%)				(5)

All directors & executive officers as a group (11 persons)	6,642,008 (99.9%)		10,149,026(4) (11.3%)		663,880 (99.9%)	1,120 (3.2%)	86.9%

(1)	Unless otherwise shown, the address of each beneficial owner is c/o Universal Health Services, Inc., Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406.

(2)	Each share of Class A, Class C and Class D Common Stock is convertible at any time into one share of Class B Common Stock.

(3)	As to matters other than the election of directors, holders of Class A, Class B, Class C and Class D Common Stock vote together as a single class. Each share of Class A Common Stock entitles the holder thereof to one vote; each share of Class B Common Stock entitles the holder thereof to one-tenth of a vote; each share of Class C Common Stock entitles the holder thereof to 100 votes (provided the holder of Class C Common Stock holds a number of shares of Class A Common Stock equal to ten times the number of shares of Class C Common Stock that holder holds); and each share of Class D Common Stock entitles the holder thereof to ten votes (provided the holder of Class D Common Stock holds a number of shares of Class B Common Stock equal to ten times the number of shares of Class D Common Stock that holder holds).

(4)	Includes shares issuable upon the conversion of Classes A, C and/or D Common Stock.

(5)	Less than 1% of the class of stock or general voting power.

(6)	Includes 400,000 shares of Class A Common Stock which are beneficially owned by Mr. Miller and are held by Mr. Miller in trust for the benefit of his spouse.

(7)	Includes 31,500 shares of Class A Common Stock which are held by three trusts (the “2002 Trusts”) for the benefit of certain of Alan B. Miller’s family members of which Marc D. Miller (who is a named executive officer, director and the son of Alan B. Miller) and Mr. Pantaleoni are trustees; and 888,894 shares held by the A. Miller Family, LLC, whose members are the 2002 Trusts. Marc D. Miller is the sole manager of the A. Miller Family, LLC and during his tenure as such, has voting and dispositive power with respect to the Class A Common Stock held by the A. Miller Family, LLC.

(8)	Includes 7,560 shares of Class B Common Stock which are beneficially owned by Mr. Pantaleoni and are held by Mr. Pantaleoni in trust for the benefit of certain members of his family.

(9)	These securities are held by Wellington Management Company, LLP, a registered investment adviser. Information is based on Amendment No. 6 to Schedule 13G dated February 14, 2011.

(10)	These securities are held by BlackRock, Inc. Information is based on Amendment No. 1 to Schedule 13G dated February 9, 2011.

(11)	Includes 1,578,750 shares issuable pursuant to stock options to purchase Class B Common Stock held by our directors and executive officers and exercisable within 60 days of March 31, 2011 as follows: Leatrice Ducat (8,750); John H. Herrell (8,750); Robert H. Hotz (13,750); Alan B. Miller (1,285,000); Marc D. Miller (57,500); Anthony Pantaleoni (3,750); Rick Santorum (5,000); Daniel B. Silvers (3,750); Debra K. Osteen (17,500); Steve G. Filton (175,000) and Richard C. Wright (0).

(12)	Includes 296,024 shares held by MMA Family LLC (“MMA”) whose members are the 2002 Trusts and Mr. Alan Miller’s spouse. Marc D. Miller is the manager of MMA and has the sole dispositive power and has sole voting power with respect to these shares.

(13)	Includes 122,918 restricted shares awarded during 2007, 2008, 2009 and 2010, net of vestings, pursuant to our Second Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan, for Alan B. Miller. These shares are subject to forfeiture and vesting pursuant to the terms and conditions set forth in the Plan.

(14)	Does not include (i) 31,500 shares of Class A Common Stock which are held by the 2002 Trusts of which Mr. Pantaleoni is a trustee, and; (ii) 888,894 shares of Class A Common Stock which are held by A. Miller Family, LLC whose members are the 2002 Trusts. Mr. Pantaleoni disclaims any beneficial interest in the shares.

(15)	Includes 171,309 shares held by the three 2009 Grantor Retained Annuity Trusts for the benefit of Alan B. Miller’s three children. Alan B. Miller has the sole dispositive power and Marc D. Miller has sole voting power with respect to these shares.

(16)	Includes 83,946 shares held by the three 2010 Grantor Retained Annuity Trusts for the benefit of Alan B. Miller’s three children. Alan B. Miller has the sole dispositive power and Marc D. Miller has sole voting power with respect to these shares.

(17)	Includes 80,691 shares held by the three 2010 Grantor Retained Annuity Trusts (A) for the benefit of Alan B. Miller’s three children. Alan B. Miller has the sole dispositive power and Marc D. Miller has sole voting power with respect to these shares.

(18)	Includes 1,000,000 shares held by the three 2010 Grantor Retained Annuity Trusts (B) for the benefit of Alan B. Miller’s three children. Alan B. Miller has the sole dispositive power and Marc D. Miller has sole voting power with respect to these shares.

(19)	Does not include the 296,024 shares held by MMA whose members include the 2002 Trusts. Mr. Pantaleoni disclaims any beneficial interest in these shares.

(20)	Includes 258,630 shares held by The Alan B. Miller 2002 Trust. Anthony Pantaleoni is the Trustee of the Trust and has sole voting power with respect to these shares. Mr. Pantaleoni disclaims any beneficial interest in the shares.

(21)	Includes 17,808 shares held by the AP-2 2010 GRAT. Mr. Pantaleoni has the sole dispositive and voting power with respect to these shares.

(22)	Includes 12,228 shares held by the AP-2 2010 GRAT. Mr. Pantaleoni has the sole dispositive and voting power with respect to these shares.

(23)	Includes 2,560 shares held by the wife of Alan B. Miller. Mr. Alan B. Miller disclaims beneficial ownership of these shares.

(24)	Mr. Silvers is not standing for re-election.

Equity Compensation Plan Information

The table below provides information, as of the end of December 31, 2010, concerning securities authorized for issuance under our equity compensation plans.

Plan Category (1.)	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	6,594,950	$25.16	9,636,867	(2)

Total	6,594,950	$25.16	9,636,867

(1)	Shares of Class B Common Stock

(2)	Pursuant to our Chief Executive Officer’s employment agreement, our Chief Executive Officer was entitled to restricted stock grants valued at a minimum of $1.5 million, based upon the then current market price, during each of the years 2008, 2009 and 2010. Each restricted grant is scheduled to vest ratably over four years. During 2010, our CEO was granted 49,472 restricted shares under this employment agreement (market value of $1.5 million on date of grant), 12,368 of which became vested in January, 2011.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation provides for a Board of Directors of not fewer than three members nor more than nine members. The Board of Directors is currently fixed at eight members, and is divided into three classes, with members of each class serving for a three-year term. At each Annual Meeting of Stockholders, directors are chosen to succeed those in the class whose term expires at such Annual Meeting and, in the case of this Annual Meeting, directors will be elected to fill the vacancies in the Class III directors. Under our Restated Certificate of Incorporation, holders of shares of our outstanding Class B and Class D Common Stock are entitled to elect 20% (but not less than one) of the directors, currently two directors, one in Class II and one in Class III, and the holders of Class A and Class C Common Stock are entitled to elect the remaining six directors, three in Class I, two in Class II, and one in Class III.

The persons listed below include our Board of Directors and nominees. The terms of the two current Class III directors, Mr. Alan B. Miller and Mr. Daniel B. Silvers, expire at the 2011 Annual Meeting. Mr. Silvers is not standing for re-election. Mr. Alan B. Miller has been nominated to be elected by the holders of Class A and Class C Common Stock. Mr. Lawrence S. Gibbs has been nominated to be elected by the holders of Class B and Class D Common Stock. We have no reason to believe that either of the nominees will be unavailable for election; however, if either nominee becomes unavailable for any reason, the shares represented by the Proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. Both nominees have consented to be named and have indicated their intent to serve if elected. The following information is furnished with respect to each of the nominees for election as a director and each member of the Board of Directors whose term of office will continue after the meeting.

Name	Class of Director	Class of Stockholders Entitled to Vote	Age	Business Experience	Director Since
DIRECTOR NOMINEES

Alan B. Miller	III	A Common C Common	73	Our Chairman of the Board and Chief Executive Officer since 1978 and previously served as President until May 2009. Prior thereto, President, Chairman of the Board and Chief Executive Officer of American Medicorp, Inc. Chairman of the Board of Trustees, Chief Executive Officer and President of Universal Health Realty Income Trust. Director of Penn Mutual Life Insurance Company. Father of Marc D. Miller, a Director and President.	1978

Name	Class of Director	Class of Stockholders Entitled to Vote	Age	Business Experience	Director Since

Lawrence S. Gibbs	III	B Common D Common	39	Macro Portfolio Manager of Ramius LLC since March 2010. Prior thereto, Portfolio Manager of Millennium Partners LLC from February 2009 to March 2010. Portfolio Manager, Chief Investment Office, of JP Morgan Chase Bank N.A. from 2006 to 2009.	N/A
DIRECTORS WHOSE TERMS EXPIRE IN 2012

Leatrice Ducat	I	A Common C Common	78	President and Founder, National Disease Research Interchange since 1980; President and Founder, Human Biological Data Interchange since 1988; Founder, Juvenile Diabetes Foundation, National and International Organization.	1997

John H. Herrell	I	A Common C Common	70	Former Chief Administrative Officer of Mayo Foundation from 1993 through 2002; Chief Financial Officer of Mayo Foundation from 1984 until 1993 and various other capacities since 1968.	1993

Marc D. Miller	I	A Common C Common	40	Appointed to President in May 2009. Previously served as Senior Vice President and Co-Head of our Acute Care Division during 2007 and served as our Vice President since January 2005. Vice-President of Acute Care Division since August 2004; Assistant Vice President of Universal Health Services, Inc. and Group Director, of Acute Care Division, Eastern Region since June 2003; CEO/Managing Director at Central Montgomery Medical Center from February 2002 to May 2003; Chief Operating Officer at Wellington Regional Medical Center from October 2000 to February 2002; Assistant Administrator at The George	2006

Name	Class of Director	Class of Stockholders Entitled to Vote	Age	Business Experience	Director Since
				Washington University Hospital from August 1999 to October 2000. Trustee of Universal Health Realty Income Trust. Son of Alan B. Miller, our Chief Executive Officer and Chairman of the Board.
DIRECTORS WHOSE TERMS EXPIRE IN 2013

Anthony Pantaleoni	II	A Common C Common	71	Of Counsel to the law firm of Fulbright & Jaworski L.L.P., New York, New York. We utilized during the year ended December 31, 2009 and currently utilize the services of Fulbright & Jaworski L.L.P. as outside counsel.	1982

Rick Santorum	II	A Common C Common	52	Senior fellow at the Ethics and Public Policy Center, Washington, D.C. Prior thereto, Mr. Santorum served as a United States Senator from Pennsylvania from 1995 to 2007 and a U.S. Representative from 1991 to 1995 representing the eighteenth congressional district in Pennsylvania. He served on the Senate Armed Services Committee; the Rules Committee; the Joint Economic Committee; the Senate Agricultural Committee; the Senate Banking, Housing and Urban Affairs Committee; the Special Committee on Aging; and the Senate Finance Committee. From 2001 to 2007, Mr. Santorum served as Chairman of the Senate Republican Conference, where he directed the communications operations of Senate Republicans and was the third-ranking member of the Republican leadership.	2007

Name	Class of Director	Class of Stockholders Entitled to Vote	Age	Business Experience	Director Since

Robert H. Hotz	II	B Common D Common	66	Senior Managing Director, Co-Head of Corporate Finance, Co-Chairman of Houlihan Lokey Howard & Zukin, Member of the Board of Directors and Operating Committee, Houlihan Lokey Howard & Zukin since June 2002; Member of the Board of Directors of Pep Boys–Manny, Moe & Jack; former Senior Vice Chairman, Investment Banking for the Americas, UBS LLC, New York, NY.	1991

See the “Section 16(a) Beneficial Reporting Compliance” and “Corporate Governance” sections herein for additional information about our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THESE NOMINEES AS DIRECTORS.

PROPOSAL NO. 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to rules of the Securities and Exchange Commission, we are asking you to approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers as disclosed in the Compensation Discussion and Analysis above, the compensation tables above, and any related narrative discussion contained in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation paid to our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking the stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2011 Annual Meeting of Stockholders, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this Proxy Statement.”

Vote Required

The affirmative vote of the holders of a majority of the Class A, B, C and D Common Stock votes present in person or represented by proxy and entitled to vote on the matter is required for the approval of this proposal.

If you are a stockholder of record and you do not sign and return your Proxy card or vote by telephone or internet, your shares will not be voted at the Annual Meeting. Under the New York Stock Exchange rules, this proposal is not a routine matter and broker non-votes may occur with respect to this proposal. If your shares are held in street name and you do not issue instructions to your broker, your broker or nominee may not vote your shares on these matters without receiving instructions.

Broker non-votes with respect to this matter will be treated as neither a vote “for” nor a vote “against” the matter, although they will be counted in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. An abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote “against” the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

The “say-on-pay” vote is advisory and will not be binding upon the Company, the Board of Directors or the Compensation Committee. However, the Compensation Committee will take into account the outcome of the vote when considering future named executive officer compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF

AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to rules of the Securities and Exchange Commission, we are asking you to indicate, on an advisory (non-binding) basis, how frequently we should seek an advisory (non-binding) vote on the compensation of our named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules. By voting on this proposal, commonly known as a “say-when-on-pay” proposal, stockholders may indicate whether they would prefer an advisory vote on the compensation of our named executive officers once every one, two, or three years, or they may abstain from voting. We ask that you support a frequency period of every three years (a triennial vote) for future advisory stockholder votes on the compensation of our named executive officers.

Our executive compensation program is designed to support long-term value creation, and a triennial vote will allow stockholders to better judge our executive compensation program in relation to our long-term performance. As described in the Compensation Discussion and Analysis section above, one of the core principles of our executive compensation program is to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we grant awards with multi-year performance and service periods to encourage our named executive officers to focus on long-term performance, and recommend a triennial vote which would allow our executive compensation programs to be evaluated over a similar time-frame and in relation to our long-term performance.

Additionally, a triennial vote will provide us with the time to thoughtfully respond to the views of our stockholders and implement any necessary changes. We carefully review changes to our executive compensation program to ensure that the program appropriately aligns our named executive officers’ interests with the long-term interests of our stockholders and to ensure that the program appropriately balances risk and reward. We therefore believe that a vote every three years is the appropriate frequency to provide sufficient time to thoughtfully consider stockholders’ input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to implement any decisions related to such changes.

Vote Required

The advisory vote on the frequency of the stockholder advisory vote to approve named executive officer compensation will be determined by a plurality of the votes cast.

If you are a stockholder of record and you do not sign and return your Proxy card or vote by telephone or internet, your shares will not be voted at the Annual Meeting. Under the New York Stock Exchange rules, this proposal is not a routine matter and broker non-votes may occur with respect to this proposal. If your shares are held in street name and you do not issue instructions to your broker, your broker or nominee may not vote your shares on these matters without receiving instructions.

Abstentions and broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of this proposal.

The “say-when-on-pay” vote is advisory and will not be binding upon the Company, the Board of Directors or the Compensation Committee. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. However, the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on the compensation of our named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR A FREQUENCY PERIOD OF EVERY “THREE YEARS” (A TRIENNIAL VOTE) FOR FUTURE ADVISORY STOCKHOLDER VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

At the Annual Meeting, our stockholders will be asked to approve an amendment to our Amended and Restated 2005 Stock Incentive Plan (the “Stock Incentive Plan”) increasing the maximum number of shares of our Class B Common Stock that may be issued under the Stock Incentive Plan by 9,000,000.

On March 9, 2011, the Board of Directors adopted, subject to stockholder approval, an amendment to the Stock Incentive Plan to increase the number of shares of Class B Common Stock that may be issued under the Stock Incentive Plan to 23,000,000 from 14,000,000.

Our executive officers and directors have an interest in the amendment of the Stock Incentive Plan because they are eligible for awards under the Stock Incentive Plan.

The Stock Incentive Plan is intended to be a flexible vehicle through which we may offer equity-based compensation incentives in order to attract, motivate, reward and retain key personnel and to further align the interests of such personnel with those of our stockholders. As of March 24, 2011, 12,546,500 shares of our stock have been issued under the Stock Incentive Plan of which 8,917,620 shares were outstanding. Our Board of Directors anticipates that, unless the number of authorized shares is increased, we may need to stop making awards under the Stock Incentive Plan. Our Board of Directors believes that the Stock Incentive Plan is an essential element in our executive compensation program. The proposed 9,000,000 share increase will enable the Company to continue making an adequate level of awards under the Stock Incentive Plan for approximately the next four years, based upon the historical aggregate awards granted pursuant to this Plan during the past two years. If stockholders do not approve this proposal, the current share limits under the Stock Incentive Plan will continue in effect and our ability to make future awards will be impacted accordingly.

Please refer to the “Equity Compensation Plan Information” included herein for additional information concerning securities authorized for issuance under our equity compensation plans as of December 31, 2010.

Description of 2005 Stock Incentive Plan

The following summary describes the principal features of the Stock Incentive Plan and is qualified in its entirety by reference to the amended plan document, a copy of which is attached hereto as Exhibit A.

Types of Awards.    Awards under the Stock Incentive Plan may be in the form of options to purchase shares of Class B Common Stock (including options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and options which do not qualify as “incentive stock options”) and stock appreciation rights (“SARs”). Because awards under the Stock Incentive Plan are made on a discretionary basis, the awards that will be made under the Stock Incentive Plan are not determinable at this time.

Eligibility.    Awards may be granted to our and our affiliates’ present or future employees, directors, or consultants. Approximately 700 persons are eligible to receive awards under the Stock Incentive Plan.

Authorized Shares; Limitations on Awards.    Assuming that our stockholders approve this proposal, subject to adjustment to reflect stock splits, stock dividends and other changes in capitalization, an aggregate of 23,000,000 shares of Class B Common Stock may be issued under the Stock Incentive Plan. For this purpose, shares subject to an award that is forfeited, canceled, terminated or settled in cash and shares withheld or tendered as payment of the exercise price under an award or the tax withholding obligations associated with an award will remain available for issuance pursuant to the Stock Incentive Plan.

As of March 24, 2011, options to purchase 8,917,620 shares of our Class B Common Stock were outstanding under the Plan. The outstanding options had a weighted average exercise price of $30.98. On March 24, 2011, options to purchase 1,453,500 shares of our Class B Common stock remained available for future issuance under our Plan (assuming all of the shares subject to outstanding options are issued). To date, no SARs have been granted.

On March 24, 2011, the closing price of a share of Class B Common Stock, as reported on the New York Stock Exchange, was $46.66.

Subject to adjustment to reflect stock splits, stock dividends and other changes in capitalization, the maximum number of shares of Class B Common Stock with respect to which options or SARs may be granted under the Stock Incentive Plan during a calendar year to any employee is one million shares.

Administration of the Stock Incentive Plan.    The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors, except that the Board of Directors has sole responsibility and authority for matters relating to the grant and administration of awards to our non-employee directors.

Terms and Conditions of Awards.    Subject to the provisions of the Stock Incentive Plan, the Compensation Committee, acting in its discretion, has the responsibility and full power and authority to select the persons to whom awards will be made, to prescribe the terms and conditions of each award and make amendments thereto, to construe, interpret and apply the provisions of the Stock Incentive Plan and of any agreement or other instrument evidencing an award and to make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Stock Incentive Plan.

Unless otherwise determined by the Compensation Committee in its sole discretion, if an award recipient ceases to be employed by or to perform other services for the Company and its affiliates for any reason other than death or disability, then each outstanding option or SAR held by the recipient will terminate on the date of termination of employment or other service. Unless otherwise determined by the committee in its sole discretion, if an award recipient’s employment or service is terminated by reason of death or disability, then each outstanding option or SAR will terminate on the date one year after the date of such termination of employment or other service or, if earlier, the date specified in the award agreement.

(1) Stock options.    Stock options shall have such vesting and other terms and conditions as the Compensation Committee, acting in its discretion, may determine. The exercise price per share of Class B Common Stock covered by an option may not be less than 100% of the fair market value of the underlying

Class B Common Stock on the date of grant. For purposes of the Stock Incentive Plan, unless otherwise determined by the committee, the fair market value of a share of Class B Common Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for securities listed on the principal stock exchange or market on which the Class B Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that day, then on the next day on which a sale is reported.

Without the approval of our stockholders, the Compensation Committee shall not amend or replace options previously granted under the Stock Incentive Plan in a transaction that constitutes a “repricing.”

The Compensation Committee, acting in its sole discretion, determines the expiration date of the option (not to exceed ten years from the date of grant) and may permit the exercise price to be paid in whole or in part in cash or by check, by means of a cashless exercise procedure, in the form of unrestricted shares of Class B Common Stock or, subject to applicable law, by any other form of consideration deemed appropriate.

(2) SARs.    SARs shall have such vesting and other terms and conditions as the Compensation Committee, acting in its discretion, may determine. The base price per share of Class B Common Stock covered by an SAR may not be less than the fair market value of the underlying Class B Common Stock on the date of grant. Unless sooner terminated in accordance with its terms, an SAR shall automatically expire on the tenth anniversary of the date it is granted. Upon the exercise of an SAR (or designated settlement date, if applicable), the holder shall be entitled to receive shares of Class B Common Stock having a value equal to the product of (i) the number of shares of Class B Common Stock with respect to which the SAR is being exercised (or settled) and (ii) the difference between the fair market value of a share of Class B Common Stock on the date the SAR is exercised (or settled) and the base price per share of the SAR.

Termination and Amendment.    Unless sooner terminated by the Board of Directors, the Stock Incentive Plan will terminate on June 2, 2015. The Board of Directors may amend or terminate the Stock Incentive Plan at any time, subject to stockholder approval of any such amendment if so required under applicable law or exchange or market requirements.

Federal Income Tax Consequences

The grant of an option is not a taxable event. In general, the holder of an option which does not qualify as an “incentive stock option” (within the meaning of Section 422 of the Code) will recognize ordinary income when the option is exercised equal to the then excess of the value of the shares acquired by the exercise over the total exercise price paid for the shares, and we will receive a corresponding deduction. Upon a later sale of the shares, capital gain or loss will be realized in an amount equal to the difference between the selling price and the sum of the exercise price paid for the shares plus the amount of ordinary income recognized upon the exercise of the option.

The holder of an “incentive stock option” will not recognize taxable income upon the exercise of the option (although the option spread will be taken into account as income for purposes of the alternative minimum tax for the year in which the option is exercised). If shares acquired upon the exercise of the “incentive stock option” are sold within two years from the option grant date or within one year from the exercise date, then gain realized on the sale will be treated as ordinary income to the extent such gain is not more than the excess of the value of the shares on the date of exercise over the exercise price paid for the shares, and any remaining gain will be treated as capital gain. If shares acquired by the exercise of an “incentive stock option” are held for at least two years from the grant date and one year from the exercise date, then all gain or loss realized upon the sale will be long-term capital gain or loss. We are not entitled to a deduction to the extent that the holder of an “incentive stock option” realizes capital gain with respect to the sale of shares acquired by the exercise of the option. A special basis adjustment is applied to reduce the gain for alternative minimum tax purposes.

The holder of an SAR will not realize taxable income upon the receipt of the SAR. The holder will realize ordinary income upon the exercise of the SAR equal to the difference between the base price of the SAR and the then value of the shares of Class B Common Stock covered by the exercise, and we will receive a corresponding deduction.

THE BOARD OF DIRECTORS DEEMS “PROPOSAL NO. 4—APPROVAL OF AMENDMENT OF THE AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN”—TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

In designing our compensation programs for our named executive officers, we follow our belief that compensation should reflect the value created for stockholders while supporting our strategic business goals. In doing so, our compensation programs reflect the following objectives:

•	Compensation should encourage increased stockholder value;

•	Compensation programs should support our short-term and long-term strategic business goals and objectives;

•	Compensation programs should reflect and promote our core values set forth in our mission statement, which includes commitment to excellence, high ethical standards; teamwork and innovation;

•	Compensation should reward individuals for outstanding performance and contributions toward business goals, and;

•	Compensation programs should enable us to attract, retain and motivate highly qualified professionals.

These objectives govern the decisions that the Compensation Committee of the Board of Directors (the “Compensation Committee”) and management of the Company make with respect to the amount and type of compensation payable to our named executive officers. The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. This belief has been adhered to by developing incentive pay programs which provide competitive compensation and reflect our performance. Our compensation programs are designed to reward our employees for outstanding performance and contributions that increase our stock price thereby increasing stockholder value. Both short-term and long-term incentive compensation are based on our performance and the value received by stockholders. As our performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The majority of our compensation programs are reviewed annually to ensure that these objectives continue to be met.

Compensation Setting Process

The Compensation Committee has traditionally relied upon the input and recommendations of our Chairman and Chief Executive Officer, Mr. Alan Miller, who reviews and advises the Compensation Committee with respect to our compensation programs, including the compensation arrangements with our named executive officers. The Compensation Committee believes that Mr. Alan Miller, due to his role within the Company, his years of healthcare experience and other factors, as mentioned below, provides a valuable resource to the Compensation Committee. Mr. Alan Miller attends certain Compensation Committee meetings by invitation, however, he does not have the right to vote on matters addressed by the Compensation Committee and he does not participate in the discussions with respect to his own compensation. Mr. Alan Miller conducts formal performance evaluations on an annual basis with the named executives who have direct reporting responsibility to him.

Unlike our other named executive officers, Mr. Alan Miller’s base salary, minimum annual bonus and certain perquisites are determined under his employment agreement. Please also refer to the discussion of Mr. Alan Miller’s employment agreement in the Chief Executive Officer Employment Agreement section of this Proxy Statement. In addition, the compensation setting process for Mr. Alan Miller varies from that of our other named executive officers because it is determined by the Compensation Committee without Mr. Alan Miller’s input or participation. The Compensation Committee, in determining Mr. Alan Miller’s compensation, takes into account his position as Chief Executive Officer, his role as a founder of our company in 1978, his years of dedicated service and his expertise in the hospital management industry. The Compensation Committee also considers Mr. Alan Miller’s responsibilities in overseeing all of our Company’s businesses, its operations, development and overall strategy and his role as the public face of our company, which shapes our corporate image and identity. These factors differentiate Mr. Alan Miller from the other named executive officers. In addition, the Compensation Committee reviewed data prepared in 2010 by Pay Governance LLC which provides compensation data for comparable positions in other companies within the healthcare industry as well as certain other similar-sized companies in other industries (based on revenues). This data was considered in determining Mr. Alan Miller’s 2010 compensation which included base salary, bonus target level, equity grants and the compensation related to the split dollar life insurance agreements as discussed in this Proxy Statement. In light of these factors, the Compensation Committee believes that Mr. Alan Miller’s compensation is appropriate and adequately reflects our compensation objectives that are discussed in this Proxy Statement

The targeted amount and mix of compensation levels, as well as the individual pay components for each of our named executive officers, are evaluated on an annual basis. When setting the current year’s compensation, the prior year performance of the named executive is considered as is our operating performance relative to our competitors. For the named executives other than Mr. Alan Miller, for 2010, compensation data from competitor proxy statements was compiled by our human resources personnel to compare the compensation levels of our named executive officers against those of comparable positions in other comparable companies. This data is discussed in greater detail below in connection with the base salaries, bonuses and equity grants for our named executive officers. For 2011, compensation data was prepared by Pay Governance LLC for comparable positions in other companies within the healthcare industry as well as certain other similar-sized companies in other industries (based upon revenues). This data was reviewed by the Compensation Committee in determining the 2011 base salaries, bonus target levels and equity grants for each of our named executive officers, with the exception of Mr. Wright.

The Compensation Committee approved the base salary, bonuses and long-term compensation awards to each of the named executive officers in 2010 and believes that the forms and amounts of compensation during 2010 adequately reflect our compensation goals and policies.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit of $1 million on the amount of compensation we may deduct for federal income tax purposes in any one year with respect to our chief executive officer, our chief financial officer and the next three most highly compensated officers, which we refer to herein as the named executive officers. However, performance-based compensation that meets certain requirements is excluded from this $1 million limitation.

In reviewing the effectiveness of the executive compensation program, the Compensation Committee considers the anticipated tax treatment to us and to the named executive officers of various payments and benefits. However, the deductibility of certain compensation payments depends upon the timing of an executive’s vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the Compensation Committee’s control. For these and other reasons, including to maintain flexibility in compensating the named executive officers in a manner designed to promote varying corporate goals, the Compensation Committee will not necessarily, or in all circumstances, limit executive compensation to that which is deductible under Section 162(m) of the Code and has not adopted a policy requiring all compensation to be deductible.

The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. The portion of Mr. Alan Miller’s 2010 base salary exceeding $1 million will not be deductible by virtue of Section 162(m) of the Code, nor will the special bonus, payable in five, $1 million annual installments (paid in each of 2006, 2007, 2008, 2009 and 2010), awarded to Mr. Alan Miller during 2006 whereby we agreed to fund a portion of Mr. Alan Miller’s contribution to The College of William and Mary (see Executive Compensation-Summary Compensation Table, included in this Proxy Statement).

Elements of Compensation

Our executive compensation is based on six primary components, each of which is intended to serve the overall compensation objectives. These components include:

•	annual base salary;

•	annual bonuses;

•	long-term incentive awards;

•	deferred compensation;

•	retirement benefits; and

•	fringe benefits, including perquisites.

Annual Base Salary

Our annual base salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, our overall financial performance, the performance of each individual executive and general economic conditions.

The base salary for each of our named executive officers is paid in cash and is intended to reward the performance and efforts of each named executive officer during the fiscal year relative to his or her position with us. In establishing the base salary for our named executive officers, various criteria is reviewed including the following:

•	the executive officer’s achievements, performance in his or her position with us, taking into account the tenure of service, the complexity of the position and current job responsibilities;

•	Mr. Alan Miller’s recommendations as to the proposed base salary, other than his own;

•	our financial performance, and;

•	relative salaries of our comparable companies.

For our named executive officers, during 2010, an internal review was conducted by our human resources personnel utilizing the fiscal year end 2009 proxy statements, as filed with the Securities and Exchange Commission by nine companies that we believe are comparable to us. The companies are as follows:

•	Community Health Systems Inc.

•	HCA Inc.

•	Health Management Associates, Inc.

•	Kindred Healthcare, Inc.

•	LifePoint Hospitals, Inc.

•	MedCath Corporation

•	Psychiatric Solutions, Inc.

•	Tenet Healthcare Corporation

•	Vanguard Health Systems, Inc.

We believe the companies are comparable peer companies based upon the median revenues of this peer group which were approximately $4.3 billion as compared to our 2010 revenues of $5.6 billion.

During 2010, we targeted the median (fiftieth percentile) of actual base salary paid by the comparable companies (listed above) as our base market rate for the base salaries paid to each of our named executive officers, with the exception of Mr. Alan Miller. We generally consider the competitive range for base salary to be within 15% of the base salary market rate. However, actual base salaries are not determined solely by the base salary market rate. We also take into account an individual’s expertise, tenure in the position, responsibilities and achievements. In 2010, the actual base salary rates for Messrs. Filton, Marquez, and Ms. Osteen were within 8%, 1%, and 8%, respectively, of the median base salary market rate. For Mr. Wright, a median base salary market rate analysis was not performed.

For Mr. Alan Miller, in addition to the compensation review by Pay Governance LLC, as mentioned above, our human resource personnel also reviewed both his base and his total compensation as compared to the other chief executive officers from this same peer group. While his base exceeded the 75th percentile of the peer group, this was due to his long tenure in the position. Median years of experience of other executives in this group was 6 years compared to Mr. Alan Miller’s over 30 years.

Based upon the compensation reviews, Mr. Alan Miller’s total compensation was in the 85th to 100th percentile of the groups.

Annual Bonuses

On March 30, 2010, the Company’s Board of Directors adopted the Universal Health Services, Inc. 2010 Executive Incentive Plan (the “Executive Incentive Plan”), to replace the Company’s 2005 Executive Incentive Plan.

Bonuses for our executive officers are awarded under the Executive Incentive Plan, which was adopted by our stockholders at our 2010 Annual Meeting. The Executive Incentive Plan is intended to support our efforts to attract, retain and motivate highly qualified senior management and other executive officers of the Company and its affiliates through the payment of performance-based incentive compensation. Annual incentive compensation may be awarded under the Executive Incentive Plan to our named executive officers and others as selected by the Compensation Committee for any calendar year. The Compensation Committee believes that the payment of bonuses to our named executive officers under the Executive Incentive Plan is consistent with the objectives for our compensation programs by rewarding such officers for the achievement of specified business goals and performance objectives and, ultimately, may increase the value of our stock.

The amount of an employee’s incentive award for a calendar year is based upon the employee’s target bonus amount and the extent to which the performance goal(s) applicable to the employee are achieved. For each calendar year, an employee’s target bonus amount will be equal to a fixed percentage of the employee’s base salary earned during the year.

The Compensation Committee establishes performance goals for the named executive officers using such business criteria and other measures of performance discussed herein; provided that, in the case of incentive awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee will establish objective performance goals based upon one or more of the following business criteria:

•

attainment of certain target levels of, or a specified increase in, revenues, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing;

•	attainment of certain target levels of, or a specified increase in, after-tax or pre-tax profits;

•	attainment of certain target levels of, or a specified increase in, operational cash flow;

•

attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, our bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the committee;

•	attainment of certain target levels of, or a specified increase in, earnings per share or earnings per share from continuing operations;

•	attainment of certain target levels of, or a specified increase in, return on capital or return on invested capital;

•	attainment of certain target levels of, or a specified increase in, after-tax return on stockholders’ equity;

•	attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula, and/or;

•	attainment of certain target levels in the fair market value of our Class B Common Stock or growth in the value of an investment in the Class B Common Stock assuming the reinvestment of dividends.

In the case of an award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, except as otherwise permitted under Section 162(m) of the Code, the applicable target bonus amount, performance goals and performance factors with respect to any calendar year will be established in writing by the Compensation Committee no later than 90 days after the commencement of that year. Promptly after the date on which the necessary financial or other information for a particular year becomes available, the Compensation Committee will determine the amount, if any, of the incentive compensation payable to each participant for that calendar year and will certify in writing prior to payment that the performance goals for the year were in fact satisfied. The maximum incentive award which any participant may earn under the Executive Incentive Plan for any calendar year shall not exceed $5 million. The Executive Incentive Plan provides the Compensation Committee with the discretion to establish higher or lower performance factors for levels of performance that are more or less than the target levels. Performance goals may be adjusted for changes in accounting methods, corporate transactions and other similar types of events, provided that, such adjustment is permitted under Section 162(m) of the Code.

From time to time, special bonuses may be granted to our named executive officers in order to reward outstanding performance or achievement of a business milestone. Special bonus awards support our overall compensation objectives by helping us retain and motivate highly qualified professionals and by providing rewards for outstanding performance. Because special bonus awards are made in recognition of outstanding performance, they do not affect decisions that we make regarding other elements of compensation. In January, 2011, special bonuses of $150,000 were paid to each of Mr. Filton and Ms. Osteen in recognition of their efforts in connection with the acquisition of Psychiatric Solutions, Inc. in November of 2010. The size of the acquisition and the required effort were taken into consideration in determining these special bonus amounts. In March, 2011 a special bonus of $66,000 was paid to Mr. Marc Miller in recognition of his expanded responsibilities associated with serving as interim head of our acute care division since the termination of Mr. Marquez’s employment in September, 2010.

2011 and 2010 Cash Bonus Formula and Performance Goals:    The Compensation Committee approved the specific bonus formula for the determination of annual incentive compensation for our executive officers pursuant to the Executive Incentive Plan with respect to the years ending December 31, 2011 and 2010. Under the formula approved by the Compensation Committee, each of the executive officers, with the exception of Mr. Alan Miller, was assigned a percentage of such executive officer’s annual base salary as a target bonus. The target bonus awards indicated below for Mr. Alan Miller are stipulated in his employment agreement.

For 2011 and 2010, pursuant to the Executive Incentive Plan and the formula approved by the Compensation Committee, each named executive officer is entitled to receive between 0% and 250% of that executive officer’s target bonus based, either entirely or in part, on our achievement of a combination of: (i) a specified range of target levels of earnings per share from continuing operations (as defined below), and; (ii) a specified range of target levels of return on capital (net income divided by quarterly average net capital) for the years ending December 31, 2011 and 2010.

For 2011 and 2010, pursuant to the Executive Incentive Plan and the formula approved by the Compensation Committee, the annual bonuses for our named executive officers (excluding Mr. Marquez since his employment terminated during 2010) are: (i) with respect to Messrs. Alan Miller, Marc Miller and Filton, based entirely on the achievement of certain corporate performance criteria; (ii) with respect to Ms. Osteen based 25% on the achievement of certain corporate performance criteria and 75% on the achievement of divisional specified income targets, or; (iii) with respect to Mr. Wright based 25% on the achievement of certain corporate performance criteria and 75% on the achievement of specified operating income targets of designated acquired facilities and profitability of third-party hospital construction contracts. On March 31, 2011, the Compensation Committee increased the 2011 target bonus for Mr. Marc D. Miller from 50% to 65% of his base salary. The Compensation Committee determined that the increase was warranted based upon a review of the compensation data prepared by Pay Governance LLC, as mentioned above, which indicated that the bonus targets for comparable positions at other companies within the healthcare industry as well as certain other similar-sized companies in other industries (based on revenues) were generally at higher levels.

The 2010 EPS Target, which represented our projected consolidated earnings per diluted share estimate for the year as publicly released by us during the first quarter of 2010, was $2.57 per diluted share. The 2010 Return on Capital Target was 7.9%. Pursuant to the terms of the Executive Incentive Plan and the formula approved by our Compensation Committee, for 2010, our named executive officers were eligible to receive the applicable portion of their bonuses (which were based on the corporate performance criteria) at various increments ranging from 0% of their bonus target award (based upon the achievement of an EPS Target of $2.33 or less and Return on Capital of 7.1% or less) up to 250% of their bonus target award (based upon the achievement of an EPS Target of $2.81 or greater and Return on Capital of 8.6% or greater). Although the bonus formula in fiscal year 2011 is unchanged from 2010’s bonus formula, the 2011 EPS Target has been increased and the Return of Capital Target has been adjusted downward to reflect the impact of the acquisition of Psychiatric Solutions, Inc. (“PSI”) in November, 2010.

In determining the corporate and divisional performance criteria, various factors are considered, including the projected revenue and earnings growth over the prior year. Since the value received by stockholders is measured, in large part, by an increase in stock price, which is in turn typically influenced by increases in revenues and earnings, our performance criteria are established at reasonably aggressive levels to encourage the attainment of our financial objectives which, if accomplished, may result in an increase to our stock price and increased value to stockholders. As mentioned above, the corporate performance criteria are established annually and the EPS Target component directly correlates to the annual earnings guidance which is typically publicly disclosed by us during the first quarter of each year. The divisional performance criteria, although not publicly disclosed, are also established annually and represent each division’s respective portion of the corporate performance criteria. We do not publicly disclose the divisional performance criteria since we believe doing so may result in confusion to investors since it will not be apparent how this information correlates to our consolidated financial statements. Although the divisional performance criteria represent each division’s respective portion of the corporate performance criteria, it excludes certain material components of the corporate performance criteria such as corporate overhead and related costs. The corporate overhead and related costs are included in the annual bonus computations for our named executives that are entirely or partially based on the achievement of the corporate performance criteria (which is based on our consolidated financial statements). However, since these costs are excluded from the divisional performance criteria, the divisional performance projections/results typically aggregate to substantially more than our consolidated projections/results. We do not believe the disclosure of the divisional performance criteria is critical to our investors’ understanding of our compensation policies and decisions since we do not believe investors can derive meaningful insight into our consolidated operating results from disclosure of this information. We believe that the disclosure provided above with respect to our corporate performance criteria, and from which the divisional performance criteria are derived, provides a meaningful understanding of our performance objectives to investors.

The following table shows each named executive officer’s target bonus as a percentage of his or her base salary for 2011 and 2010:

Name	Title	Target Award
		2011	2010
Alan B. Miller	Chief Executive Officer and Chairman of the Board	100%	100%
Marc D. Miller	President	65%	50%
Steve G. Filton	Senior Vice President and Chief Financial Officer	50%	50%
Debra K. Osteen	President, Behavioral Health Division and Senior Vice President	50%	50%
Richard C. Wright	Vice President, Development	40%	40%
Michael Marquez	Former President, Acute Care Division and Senior Vice President	N/A	50%

N/A – Not applicable.

The actual bonuses awarded for 2010 (which were based upon corporate performance criteria) were based upon the achievement of 85% of the bonus target award, as determined by the Compensation Committee in March of 2011. During 2010, our adjusted net income attributable to UHS, upon which the EPS Target is based, was $2.54 per diluted share. This adjusted net income attributable to UHS per diluted share was publicly disclosed and reconciled to our reported 2010 net income attributable to UHS of $2.34 per diluted share, on the Schedule of Non-GAAP Supplemental Consolidated Income Information, included with the our earnings for the year ended December 31, 2010, as filed on Form 8-K on February 28, 2011. For incentive compensation purposes for each of the named executive officers, the as publicly reported adjusted net income attributable to UHS of $2.54 per diluted was reduced by $.02 per diluted share (to $2.52 per diluted share) to neutralize the impact of the acquisition of PSI in November, 2010. The balance sheet impact of the PSI acquisition was also neutralized in calculating the Return on Capital. The as adjusted Return on Capital was 7.8% for 2010. The Return on Capital is calculated by dividing our adjusted net income attributable to UHS for the year by the consolidated average net capital giving effect to the above-mentioned adjustment.

The performance goals related to the Executive Incentive Plan, as outlined above, are generally based upon the achievement of our business plan financial objectives. Performance goals are established at reasonably aggressive levels to encourage and motivate executive performance and attainment of our financial objectives. At the time the Compensation Committee approved the Executive Incentive Plan for fiscal years 2010 and 2011, we believed that the performance goals were attainable, but not certain. Based upon the achievement of the corporate performance criteria, we achieved 85% during 2010 and 250% during each of 2009 and 2008 of target awards.

As part of our peer company compensation review for other executive officers as discussed above in Annual Base Salary, we also targeted the median (fiftieth percentile) of actual annual bonuses paid by competitor companies as reported in proxy data, for Messrs. Marc Miller, Filton, Marquez and Ms. Osteen. The Annual Bonus Award-Market Median (“Market Median”) reflects the bonus award median obtained from 2009 proxy data and the “Annual Bonus Award-UHS Actual” column reflects the actual bonuses earned by each individual during 2010.

	Annual Bonus Award-Market Median	Annual Bonus Award-UHS Actual	UHS % of Market Median
Marc D. Miller	$582,615	$204,751	35%
Steve G. Filton	$476,636	$184,245	39%
Michael Marquez (employment terminated during 2010)	$445,613	$ —	—
Debra K. Osteen	$445,613	$385,327	86%
Richard C. Wright	Not available	$ 26,139	—

Bonus awards for 2010 were below the Market Median for each of the named executive officers since the Market Median generally exceeds the targeted range pursuant to our incentive plans and since each of the respective incentive plan targets for our named executive officers were not fully achieved (Messrs. Marc Miller’s and Filton’s were based entirely on the achievement of certain corporate performance criteria, Ms. Osteen’s was based 25% on the achievement of certain corporate performance criteria and 75% on the achievement of divisional specified income targets and Mr. Wright’s was based 25% on the achievement of certain corporate performance criteria and 75% on the achievement of specified operating income targets of designated acquired facilities and profitability of third-party hospital construction contracts). The Compensation Committee believes that the cash bonuses paid to our named executive officers are appropriate to facilitate our ability to attract, retain, motivate and reward our named executive officers.

For a further description of the cash bonuses and other elements of compensation granted to our named executive officer for 2010, 2009 and 2008, please refer to the Summary Compensation Table in this Proxy Statement.

Long-Term Incentives

The Compensation Committee believes that the grant of non-cash, long-term compensation, primarily in the form of long-term incentive awards, to our named executive officers is appropriate to attract, motivate and retain such individuals, and enhance stockholder value through the use of equity incentive compensation opportunities. Further, long-term incentive awards reward individuals for their performance and achievement of business goals. The Compensation Committee believes that our best interests will be advanced by enabling our named executive officers, who are responsible for our management, growth and success, to receive compensation in the form of long-term incentive awards which may increase in value in conjunction with the satisfaction by the Company of pre-determined performance measures and/or an increase in the value of our common stock and which will provide our named executive officers with an incentive to remain in their positions with us.

Like base salaries, with respect to grants of long-term incentive awards, an individual’s performance is reviewed in light of his or her position, responsibilities and contribution to our financial performance. In addition, the Compensation Committee takes into account an individual’s potential contribution to our growth and productivity. There is no other predetermined formula, factors or specified list of criteria that is followed.

For a description of the long-term incentive awards granted to our named executive officers for 2010, you should read the Summary Compensation Table and the Grants of Plan-Based Awards Table included in this Proxy Statement.

Stock options.    Our 2005 Stock Incentive Plan (the “Stock Incentive Plan”), as amended in 2008 and as proposed to be amended in this Proxy Statement, provides for the issuance of options to purchase shares of our Class B Common Stock at an exercise price equal to the fair market value on the date of grant. The Stock Incentive Plan is intended to provide a flexible vehicle through which we may offer equity based compensation incentives to our named executive officers and other eligible personnel in support of our compensation objectives.

Awards under the Stock Incentive Plan may be in the form of options to purchase shares of Class B Common Stock (including options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code and options which do not qualify as “incentive stock options”) and stock appreciation rights (“SARs”). Awards may be granted to our present or future employees, our affiliates and our directors and consultants who are not employees. To date, no SARs have been granted.

Typically, option awards are granted by the Compensation Committee on specific dates that are scheduled in advance, which generally coincide with regularly scheduled meetings of the Compensation Committee and the Board of Directors. There is no separate policy with respect to the timing of option awards to our named executive officers. Typically, option awards are granted to our named executive officers at the same time as option awards are granted to our other employees. In certain circumstances, such as new hires or promotions, option awards are granted separately.

Subject to the provisions of the Stock Incentive Plan, the Compensation Committee has the responsibility and full power and authority to select the persons to whom awards will be made, to prescribe the terms and conditions of each award and make amendments thereto, to construe, interpret and apply the provisions of the Stock Incentive Plan and of any agreement or other instrument evidencing an award and to make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Stock Incentive Plan. The grant of stock options is based primarily on an employee’s level in the organization and their contribution to our growth and profitability.

Stock options have such vesting and other terms and conditions as the Compensation Committee, acting in its discretion, may determine. Generally, grants of stock options vest in equal amounts over four years and, unless otherwise determined by the Compensation Committee, employees must be employed by us for such options to vest. We do not have any plan to select option grant dates for our named executive officers in coordination with the release of material non-public information. The exercise price per share of Class B Common Stock covered by an option may not be less than 100% of the fair market value of the underlying Class B Common Stock on the date of grant. For purposes of the Stock Incentive Plan, unless otherwise determined by the Compensation Committee, the fair market value of a share of Class B Common Stock as of any given date is the closing sale price per share reported on a consolidated basis for securities listed on the principal stock exchange or market on which the Class B Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that day, then on the next day on which a sale was reported.

There were no stock options granted during 2010. In January, 2011, we granted stock options to each of our named executive officers in addition to other eligible employees. The Compensation Committee believes that these grants of stock options are consistent with the objectives of our executive compensation program by providing an incentive for the creation of stockholder value. For a description of the long-term incentive awards granted to our named executive officers for 2010, you should read the Summary Compensation Table and the Grants of Plan-Based Awards Table included in this Proxy Statement.

In January of 2011, Mr. Alan Miller made recommendations to our Compensation Committee with respect to stock option awards to our named executive officers and other eligible employees. The number of stock options awarded to each of our named executive officers during 2011 was comparable to the awards granted to each individual in 2009. The number of stock options awarded to each of our named executive officers in January of 2011 was as follows: Alan B. Miller (590,000); Marc D. Miller (90,000); Steve G. Filton (70,000); Debra K. Osteen (70,000), and; Richard C. Wright (40,000). In determining the number of options to award to our named executive officers, the Compensation Committee considered Mr. Alan Miller’s recommendations and took into account individual performance in light of a named executive officer’s position, responsibilities and contribution to our financial performance as well as his or her potential contribution to our growth and productivity. In addition, the Compensation Committee also reviewed and considered the compensation data prepared by Pay Governance LLC in 2011, including stock-based compensation, and reviewed historical company practices for awards of stock options.

Restricted Stock Awards.    The Second Amended and Restated 2001 Employee’s Restricted Stock Purchase Plan (the “Restricted Stock Plan”), which was administered by the Compensation Committee, provides for the sale of shares of our Class B Common Stock to eligible personnel for a purchase price equal to par value. Shares of our Class B Common Stock may be sold under the Restricted Stock Plan to any of our employees or consultants. This Plan expired on March 7, 2010.

Vesting conditions on shares issued under the Restricted Stock Plan may consist of continuing employment for a specified period of time following the purchase date. Alternatively, or in addition, vesting may be tied to the satisfaction of specific performance objectives established by the Compensation Committee based upon any one or more of the business criteria used in determining the bonuses for our named executive officers, as mentioned above. We have the right to repurchase the shares for the same purchase price (par value) if specified vesting conditions are not met.

Typically, a vesting condition based upon any of the above performance criteria will qualify for the exception to the Code’s Section 162(m) deduction limitation if it is imposed in writing by the Compensation Committee within 90 days of the beginning of the applicable performance period, and it is sufficiently objective to enable a third party having knowledge of the relevant facts to determine whether the condition is met. The Compensation Committee is solely responsible for determining whether a performance-based vesting condition is satisfied at the end of the applicable performance period.

The Compensation Committee believes restricted stock awards are effective in achieving our compensation objectives because employees realize immediate value as restricted stock awards vest, with the value increasing as our stock performance increases. Additionally, cash dividends are paid on all outstanding awards of restricted stock as an additional element of compensation and to provide employees incentives to sustain or increase our performance. We do not have any plan to select restricted stock award grant dates for our named executive officers in coordination with the release of material non-public information.

In January, 2010, pursuant to the terms of Mr. Alan Miller’s employment agreement dated December 27, 2007, the Compensation Committee approved the issuance of 49,472 restricted shares of our Class B Common Stock to Mr. Alan Miller (market value of $1.5 million on the date of grant) which satisfied the 2010 minimum annual long-term incentive plan award as stipulated in the employment agreement. These restricted shares, which were granted pursuant to the terms of the Restricted Stock Plan, are scheduled to vest ratably on each of the first, second, third and fourth anniversaries of the grant date of the award. Certain compensation under these awards does not qualify for the performance-based compensation exemption from the $1 million deduction limitation for executive compensation imposed by Section 162(m) of the Code. In addition, the restricted shares will fully vest: (i) upon the termination of Mr. Miller’s employment due to disability, death, by the Company without cause, or due to a breach of the employment agreement by the Company, or; (ii) if Mr. Miller’s term as Chief Executive Officer ends due to nonrenewal of the initial or a renewal term. 12,368 of these shares became fully vested during January, 2011.

Deferred Compensation

Our Deferred Compensation Plan, which is subject to the applicable provisions of Internal Revenue Code Section 409A, provides that eligible employees may elect to defer a portion of their base salary and bonus award into deferred compensation accounts that accrue earnings based upon the selection of available investment options. An “eligible employee” under the Deferred Compensation Plan is: (i) an employee whose base compensation for 2011 is expected to be $110,000 or higher and has been approved by our Chief Executive Officer, or; (ii) any other employee who has been approved by our Chief Executive Officer. The base compensation threshold is adjusted annually for cost-of-living increases. Pursuant to the terms of the Deferred Compensation Plan, the minimum annual amount that can be deferred is $2,000. No more than 25% of an employee’s base salary or 50% of an employee’s annual bonus may be deferred under the Deferred Compensation Plan in any calendar year. Employees may allocate a portion of their deferred compensation to be distributed in a lump sum or installments to begin at retirement or a scheduled distribution date. The available investment options consist of certain mutual funds, which include: (i) conservative (e.g. money markets or bonds); (ii) moderately conservative (e.g. balanced funds), and; (iii) aggressive (e.g. domestic and international equity). Our obligation to make payments of amounts credited to participants’ deferred compensation accounts is a general unsecured obligation. In addition, under the Deferred Compensation Plan, we may make discretionary contributions on behalf of an eligible employee. Since inception of the Deferred Compensation Plan, we have not made any discretionary contributions on behalf of employees. Three of our named executive officers deferred a portion of their base salary and/or bonus paid during 2010 to the Deferred Compensation Plan. The Compensation Committee believes that, by offering an alternative savings alternative for our named executive officers, the Deferred Compensation Plan supports our objectives to attract, retain and motivate talented personnel.

For a further description of the Deferred Compensation Plan, please refer to the Nonqualified Deferred Compensation Table and the narrative discussion included in this Proxy Statement.

Retirement Benefits

Our retirement benefits consist of our Executive Retirement Income Plan and a 401(k) plan. These plans are designed in combination to provide an appropriate level of replacement income upon retirement. The Compensation Committee believes that these retirement benefits provide a balanced and competitive retirement program and support our objectives to attract, retain and motivate talented personnel.

Executive Retirement Income Plan.    In October 1993, the Board of Directors adopted the Executive Retirement Income Plan pursuant to which certain management or other highly compensated employees designated by the Board of Directors who have completed at least 10 years of active employment with us may receive retirement income benefits. The monthly benefit is payable to a participant who retires after he or she reaches age 62 (applicable to participants added to the plan before 2008) or age 65 (applicable to participants added to the plan after January 1, 2008). The benefit is equal to 3% of the employee’s average monthly base salary over the three years preceding retirement multiplied by the number of qualified years (not to exceed 10) of the participant’s employment with us.

Payment of the benefit will be made in 60 monthly installments following the participant’s retirement date. If an employee ceases employment with us prior to the applicable retirement age, or an employee has not completed at least 10 years of active employment with us, no retirement income will be payable to the employee unless the Board of Directors determines otherwise. For a further description of the Executive Retirement Income Plan, please refer to the Pension Benefits Table included in this Proxy Statement.

401(k) Plan.    We maintain a 401(k) plan for all employees, including our named executive officers, as an additional source of retirement income. Pursuant to the 401(k) plan, in 2009, we made matching contributions

(subject to highly compensated employee limits set by the Internal Revenue Code) to the 401(k) plan of approximately $23.0 million. Most of the named executive officers participated in the 401(k) plan in 2010. Accordingly, we made matching contributions equal to $7,350 to the 401(k) plan for each of the participating named executives.

Benefits

Our named executive officers are eligible to participate in the benefit plans generally available to all of our employees, which include health, dental, life insurance, vision, life and disability plans, all of which the Compensation Committee believes are commensurate with plans of other similarly situated public companies in the hospital management industry.

Company Aircraft.    We purchased a partial ownership interest in a fixed wing aircraft which has been utilized for business purposes by members of our management team, including our named executive officers, and for personal use by Mr. Alan Miller, as stipulated in his employment agreement. When the aircraft is utilized for personal purposes by Mr. Alan Miller and/or his family members, the incremental costs incurred, including the regular hourly charges, variable fuel charges and associated fees and taxes, are directly reimbursed to us by Mr. Alan Miller and therefore no imputed amounts are included in the Summary Compensation Table.

Automobile.    Mr. Alan Miller utilizes his automobile for both business and personal purposes. As reimbursement for his business-related usage, we paid 70% of the original purchase price of the vehicle and Mr. Alan Miller paid the remainder. We also pay for other expenses related to the vehicle including maintenance and fuel costs, $1,455 in 2010 of which (the amount deemed to be related to his personal use) is included in the Summary Compensation Table in “All other compensation”.

Reimbursement of Relocation Expenses.    In the normal course of business, in an effort to satisfy our staffing needs with high-quality personnel and/or support the career development of an employee by enabling them to assume a position of broader scope and complexity, we may need to place an executive in a position in a geographic location which differs from that in which the individual resides. The relocation benefits for our executives are patterned on standard industry practices and are competitive in design. The provisions for relocation benefits are the same for several of the top layers of management and consistently administered. Included in the relocation benefits are reimbursements or direct payment to vendors for expenses that include items like a short duration house hunting trip, movement of household goods and personal items, short duration of interim living expenses and certain closing costs for the sale and purchase of a house. Relocation reimbursement that is taxable to the individual is typically grossed-up to cover the resulting incremental income tax expense. During 2010, we did not pay any relocation expenses for any of the named executive officers.

Other Perquisites.    From time to time, we make tickets to cultural and sporting events available to our employees, including our named executive officers, for business purposes. If not utilized for business purposes, the tickets are made available to our employees, including our named executive officers, for personal use.

Split-Dollar Life Insurance Agreements.    In October 1998, we entered into split dollar life insurance agreements, with a combined face value of $16 million, in connection with second to die insurance policies issued on the lives of our chief executive officer, Alan B. Miller and his wife and owned by the Alan B. Miller 1998 Dual Life Insurance Trust (the “1998 Trust”). This agreement and the related collateral assignment were assumed by and assigned to us in October 1998. We entered into two additional split dollar life insurance agreements, with a combined face value of $30 million, in connection with life insurance policies issued on the life of Alan B. Miller and owned by the Alan B. Miller 2002 Trust (the “2002 Trust”) in January 2002. These agreements and the related collateral assignments were assumed by and assigned to us in January, 2002. Pursuant to these agreements, we were required to make annual premium payments on the policies and we had an economic interest in the policies. We are entitled to receive a portion of the death proceeds equal to our share of the aggregate premium payments. Our interest in each policy was secured by a collateral assignment of the policy. Due to uncertainties regarding the legality of continued funding of these collateral assignment split-dollar arrangements resulting from the passage of the Sarbanes-Oxley Act of 2002, with the consent of Mr. Miller, we have not paid the annual premiums on these policies since 2002. Anthony Pantaleoni, a director of the Company, is Trustee of the 1998 Trusts and the 2002 Trusts.

From time to time, the Compensation Committee and the Board of Directors have considered various means by which to provide the benefits granted to Mr. Miller under these Agreements in a manner that is acceptable to the Company and Mr. Miller. Throughout 2010, with the help of its advisors, the Compensation Committee has evaluated, and kept the Board of Directors informed of, possible changes in these Agreements that comply with current applicable laws and regulations.

On December 9, 2010, the Compensation Committee of the Board of Directors recommended, and the Board of Directors approved, the Company’s entering into supplemental life insurance plans and agreements with the 1998 Trust and the 2002 Trust (collectively, the “Trusts”) previously established by Mr. Miller and which previously owned the policies. The supplemental life agreements replaced the existing arrangements. The supplemental life agreements are intended to constitute a “non-equity endorsement split-dollar arrangement” as defined by Internal Revenue Code and Regulations. In order to effectuate the supplemental life agreements, the Trusts transferred the life insurance policies to the Company in exchange for cancellation of the existing split-dollar agreement obligation to repay the Company’s premium advances. This transfer terminated the existing split-dollar arrangements. As a result of these transfers, the Company owns the policies and agreed to endorse a portion of the death benefit to the Trusts. The Company (and the Trusts) agreed to resume making premium payments on the policies. Premium payments will be shared by the Company and the Trusts, with the Trusts’ portion determined under the principles established by applicable U.S. Treasury Department pronouncements, notices, rulings and regulations in effect for determining such costs for insurance (the same premium division contemplated in the original arrangement). Upon death of the insured(s), the Company will receive the greater of the cash value of the policy or the aggregate premiums paid by the Company and the Trusts. The Trusts will receive the remaining death benefit proceeds under the policies.

As a result of these Agreements, based on actuarial tables and other assumptions, during the life expectancies of the insureds the Company would pay approximately $25.3 million in premiums and the Trusts would pay approximately $8.2 million in premiums. Based on the projected premiums mentioned above, and assuming the policies remain in effect until the death of the insureds, the Company will be entitled to receive death benefit proceeds of no less than $33.5 million representing the $25.3 million of aggregate premiums paid by the Company as well as the $8.2 million of aggregate premiums paid by the Trusts.

Based on these projections, the total economic pre-tax cost to the Company (which includes the projected cost of capital net of the income resulting from the Trusts’ expected future receipt of the $8.2 million of premiums paid by the Trusts) would be $11.3 million over the life expectancies of the insureds. During the fourth quarter of 2010, the Company paid approximately $5.6 million in premium payments and will expend between $1.0 million and $ 1.4 million during each of the next twelve years and lesser amounts thereafter. All of the Company’s premium payments (as well as the Trusts’) are expected to be repaid to the Company utilizing the death benefit proceeds. The Company recorded a pre-tax and after-tax expense of $9.2 million during the fourth quarter of 2010 representing the present value of the Company’s projected premium funding commitment over the terms of the policies.

The Compensation Committee has determined to offer the above-described fringe benefits and perquisites in order to attract and retain our named executive officers by offering compensation opportunities that are competitive with those offered by our peers. In determining the total compensation payable to our named executive officers, for a given fiscal year, the Compensation Committee considers such fringe benefits and perquisites. However, given the fact that such fringe benefits and perquisites, which are available to our named executive officers, represent a relatively insignificant portion of their total compensation, they do not materially influence the decisions made by the Compensation Committee with respect to other elements of the total compensation to which our named executive officers are entitled or awarded. For a further description of the fringe benefits and perquisites received by our named executive officers during 2010, please refer to the narrative discussion included in this Proxy Statement.

Rewards/Compensation Risk Analysis:    As part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. The review found that there were no excessive risks encouraged by the Company’s reward programs and the rewards programs do not produce payments that have a material impact on the financial performance of the organization. Approximately 250 employees (including the named executive officers) of our 49,700 full-time employees (comprising 0.5% of our full-time employees) have incentive plans that entitle those individuals to larger bonus awards if profitability increases. However, although the plans are based on profitability, the bonus awards for these employees are capped at specific award levels (typically at 125% of base salary). Therefore, should our profitability increase, even by significant amounts, we do not believe the additional aggregate bonus awards would have a material unfavorable impact on our future results of operations.

Summary

The foregoing discussion describes the compensation objectives and policies which were utilized with respect to our named executive officers during 2010. In the future, as the Compensation Committee continues to review each element of the executive compensation program with respect to our named executive officers, the objectives of our executive compensation program, as well as the methods that the Compensation Committee utilizes to determine both the types and amounts of compensation to award to our named executive officers, may change.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management; and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Robert H. Hotz

Leatrice Ducat

Rick Santorum

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is composed of Robert H. Hotz, Leatrice Ducat and Rick Santorum. All the members of the Compensation Committee are independent directors and no member has ever been one of our officers or employees, nor has had any relationship with us that requires disclosure.

SUMMARY COMPENSATION TABLE

The following table sets forth certain compensation information for our Chief Executive Officer, our Chief Financial Officer and the other most highly compensated executive officers for services rendered to UHS and its subsidiaries during the past three fiscal years. We refer to these officers collectively as our named executive officers:

Name and principal position	Year	Salary ($)	Bonus ($)		Grant Date Fair Value Stock Awards (1.) ($)	Grant Date Fair Value Option Awards (2.) ($)	Non-Equity Incentive Plan Compensation (3.) ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings (4.) ($)	All other compen- sation (8.) ($)	Total ($)
Alan B. Miller, Chairman of the Board and Chief Executive Officer	2010	$1,377,053	$0		$1,499,991	$0	$1,170,495	$66,265	$5,737,161	$9,850,965
	2009	1,350,052	0		2,225,012	4,683,361	3,375,130	120,547	252,573	12,006,675
	2008	1,350,052	0		1,500,023	1,788,792	3,375,130	66,706	259,968	8,340,671
Marc D. Miller, President and Director	2010	$481,768	$66,000	(7.)	$0	$0	$204,751	$81,322	$1,880	$835,721
	2009	430,017	0		0	714,411	537,520	25,175	2,080	1,709,203
	2008	426,845	0		0	212,230	453,523	60,101	1,600	1,154,299
Steve G. Filton, Senior Vice President, Chief Financial Officer and Secretary	2010	$433,517	$150,000	(5.)	$0	$0	$184,245	$13,765	$10,042	$791,569
	2009	425,016	0		0	555,653	531,270	(751)	11,042	1,522,230
	2008	417,516	0		0	212,230	468,500	21,665	9,712	1,129,623
Debra K. Osteen, President, Behavior Health Division and Senior Vice President	2010	$450,017	$150,000	(5.)	$0	$0	$385,327	$35,472	$9,589	$1,030,405
	2009	425,016	0		0	555,653	451,580	18,162	10,209	1,460,620
	2008	425,016	0		0	212,230	451,579	30,951	9,259	1,129,035
Richard C. Wright, Vice President	2010	$307,512	$0		$0	$0	$26,139	$11,318	$19,554	$364,523
	2009	300,012	0		0	317,516	267,000	31,636	19,714	935,878
	2008	298,545	10,000	(6.)	0	60,637	299,636	11,288	18,734	698,840
Michael Marquez, Former President, Acute Care Division and Senior Vice President	2010	$499,313	$0		$0	$0	$0	$0	$8,850	$508,163
	2009	475,018	0		0	635,032	504,710	84,225	9,050	1,708,035
	2008	471,643	0		0	212,230	468,500	82,898	9,540	1,244,811

(1.)	Represents the grant date fair value of awards made during 2010, 2009 and 2008 under the Second Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan (the “2001 Plan”). These awards are scheduled to vest ratably over a four year period. Dividends declared by the Company are paid with respect to outstanding shares of restricted stock.

(2.)	Represents grant date fair value for awards made pursuant to our Amended and Restated 2005 Stock Incentive Plan For the assumptions used for the fair value valuations, please refer to Note 5 – Common Stock, to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the years ended December 31, 2010, 2009 and 2008.

(3.)	Reflects the dollar value of annual bonuses earned during each of the last three years pursuant to the terms of our Executive Incentive Plan as approved by our compensation committee on March 25, 2011 (for 2010), March 11, 2010 (for 2009) and March 12, 2009 (for 2008). As a percentage of each individual’s annual base salary, the bonus amounts earned were as follows: Alan B. Miller 85% in 2010, 250% in 2009 and 250% in 2008; Marc D. Miller 43% in 2010, 125% in 2009 and 106% in 2008; Steve G. Filton 43% in 2010, 125% in 2009 and 112% in 2008; Debra K. Osteen 86% in 2010, 106% in 2009 and 106% in 2008; Richard C. Wright 9% in 2010, 89% in 2009 and 100% in 2008, and; Michael Marquez 106% in 2009 and 99% in 2008.

(4.)	These amounts represent the aggregate change in the present value that accrued for each named executive in 2010, 2009 and 2008 under the UHS Executive Retirement Plan. The amounts in this column do not reflect compensation deferrals pursuant to our Nonqualified Deferred Compensation Plan since there are no contributions or benefits provide by us in connection with the plan.

(5.)	The $150,000 special cash bonuses paid to each of Mr. Filton and Ms. Osteen in 2010 were one-time bonuses in recognition of their efforts in connection with the acquisition of Psychiatric Solutions, Inc. In determining the bonus amounts, the size of the acquisition and the required effort were taken into consideration.

(6.)	The $10,000 special cash bonus paid to Mr. Wright in 2008 was in connection with the divestiture of a hospital.

(7.)	The $66,000 special cash bonus paid to Mr. Marc Miller in 2010 was in recognition of the expanded responsibilities associated with serving as interim head of our acute care division since the termination of Mr. Marquez’s employment in September, 2010.

(8.)	Components of All Other Compensation are as follows:

ALL OTHER COMPENSATION TABLE

Name	Year	Perquisites and Other Personal Benefits ($) (1.)	Tax Reimbur- sements ($)	Insurance Premiums ($) (2.)	Company Contributions to Retirement and 401(k) Plans ($)	Dividends Paid on Unvested Stock	Total ($)
Alan B. Miller	2010	$44,829	$0	$5,644,022	$7,350	$40,960	$5,737,161
	2009	41,564	0	170,942	7,350	32,717	252,573
	2008	47,426	0	172,105	6,900	33,537	259,968

Marc D. Miller	2010	$380	$0	$0	$0	$1,500	$1,880
	2009	380	0	0	0	1,700	2,080
	2008	0	0	0	0	1,600	1,600

Steve G. Filton	2010	$0	$0	$892	$7,350	$1,800	$10,042
	2009	760	0	892	7,350	2,040	11,042
	2008	0	0	892	6,900	1,920	9,712

Debra K. Osteen	2010	$0	$0	$439	$7,350	$1,800	$9,589
	2009	380	0	439	7,350	2,040	10,209
	2008	0	0	439	6,900	1,920	9,259

Richard C. Wright	2010	$8,700	$0	$2,304	$7,350	$1,200	$19,554
	2009	8,700	0	2,304	7,350	1,360	19,714
	2008	8,250	0	2,304	6,900	1,280	18,734

Michael Marquez	2010	$0	$0	$0	$7,350	$1,500	$8,850
	2009	0	0	0	7,350	1,700	9,050
	2008	1,040	0	0	6,900	1,600	9,540

(1.)	Amounts consist of the following during 2010: (i) Mr. Alan B. Miller: $25,000 for professional tax services, $13,471 for payment of country club dues, $2,574 for accounting services, $1,949 for maintenance on personal residence, $1,455 of fuel and maintenance charges incurred in connection with his automobile and $380 for sporting events; (ii) amounts for Mr. Marc D. Miller, Mr. Steve G. Filton and Ms. Debra K. Osteen consist of sporting event tickets paid for by us, and;.(iii) Mr. Richard C. Wright: $7,800 auto allowance and $900 cell phone stipend.

Amounts consist of the following during 2009: (i) Mr. Alan B. Miller: $25,000 for professional tax services, $9,375 for payment of country club dues, $2,085 for accounting services, $3,819 for maintenance on personal residence, $905 of fuel and maintenance charges incurred in connection with his automobile and $380 for sporting events; (ii) amounts for Mr. Marc D. Miller, Mr. Steve G. Filton and Ms. Debra K. Osteen consist of sporting event tickets paid for by us, and;.(iii) Mr. Richard C. Wright: $7,800 for an auto allowance and $900 for cell phone stipend.

Amounts consist of the following during 2008: (i) Mr. Alan B. Miller: $25,000 for professional tax services, $9,875 for payment of country club dues, $3,979 for accounting services, $6,735 for maintenance on personal residence and $1,837 of fuel and maintenance charges incurred in connection with his automobile; (ii) Mr. Marquez: $1,040 of relocation expenses paid by us, and;.(iii) Mr. Richard C. Wright: $7,800 for an auto allowance and $450 for a cell phone stipend.

(2.)	Amounts for Mr. Filton, Ms. Osteen and Mr. Wright consist of premiums paid by us in connection with long-term disability insurance coverage for all years presented. Amounts in 2010 for Mr. Alan B. Miller consisted of $5,637,263 of premium payments made in connection with split-dollar-life insurance agreements, as discussed in Split Dollar Life Insurance Agreement, included herein, and $6,759 of premiums paid by us in connection with long-term disability insurance coverage. For 2009 and 2008, amounts for Mr. Alan B. Miller consisted of $163,226 of interest charges calculated in connection with cumulative advances funded in connection with split-dollar life insurance agreements, and $7,716 and $8,879 of premiums paid by us during 2009 and 2008, respectively, in connection with long-term disability insurance coverage.

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding plan-based awards granted during fiscal year 2010 to our named executive officers.

Name	Approval /Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1.)			Estimated Future Payouts Under Equity Incentive Plan Awards (3.)			All Other Stock Awards: Number of Shares of Stock or Units (3.) (#)	All Other Option Awards: Number of Securities Underlying Options (4.) (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards (5.) ($)	Closing Price on Grant Date ($ / Sh)
		Threshold ($) (2.)	Target ($) (2.)	Maximum ($) (2.)	Threshold ($)	Target ($)	Maximum ($)
Alan B. Miller	3/11/2010	$123,935	$1,377,053	$3,442,633
	1/20/2010							49,472			$1,499,991	$30.32

Marc D. Miller	3/11/2010	$21,680	$240,884	$602,210

Steve G. Filton	3/11/2010	$19,508	$216,759	$541,896

Debra K. Osteen	3/11/2010	$5,063	$225,009	$478,143

Richard C.Wright	3/11/2010	$2,768	$123,005	$307,512

Michael Marquez	3/11/2010	$0	$0	$0

(1.)	Pursuant to the Executive Incentive Plan and the formula approved by the Compensation Committee, each named executive officer is entitled to receive between 0% and 250% of that executive officer’s target bonus based, either entirely or in part, on our achievement of a combination of certain performance criteria. See the discussion in the Compensation Discussion and Analysis relating to our Executive Incentive Plan.

(2.)	Estimates calculated based upon 2010 salaries.

(3.)	Restricted shares of Class B Common Stock issued under the Plan. These shares are scheduled to vest ratably on each of the first, second, third and fourth anniversary dates of the award. The restriction on 12,368 of these shares lapsed on January 20, 2011. Shares issued under this plan are eligible for dividends.

(4.)	There were no stock option awards issued during 2010.

(5.)	Represents the full grant date fair value for the stock awards and option awards, calculated in accordance with ASC 718 as described in the Form 10-K for the year ended December 31, 2010.

Chief Executive Officer Employment Agreement

As discussed in the Compensation Discussion and Analysis, unlike our other named executive officers, Mr. Alan Miller’s compensation is determined in large part by the terms of his employment agreement. Mr. Miller’s base salary, minimum annual bonus and certain perquisites are determined under his employment agreement. On December 27, 2007, we entered into an employment agreement with Alan B. Miller which provides that Mr. Miller will continue to serve as Chief Executive Officer and Chairman of our Board of Directors through December 31, 2012, followed by annual one-year renewal periods unless either party elects otherwise. The new agreement also contemplates that Mr. Alan Miller will remain as Executive Chairman of our Board of Directors for three years after the expiration of his term as chief executive officer, followed by a term of up to two years as non-executive chairman (in any case ending December 31, 2017).

Mr. Alan Miller participates in benefit plans and programs that are made available to other employees and he receives certain executive perquisites, including, but not limited to, split dollar life insurance benefits, payment of certain automobile costs, payment of country club dues, tax and accounting services, use of a private plane for personal purposes for up to 60 hours per year, subject to reimbursement by Mr. Alan Miller at market rates, and such other fringe benefits as the Compensation Committee of our Board of Directors may determine (as discussed in the Compensation Discussion and Analysis above).

Mr. Alan Miller’s salary as our Chief Executive Officer will be $1,400,000 for 2011 which is a 1.7% increase over his 2010 salary. Mr. Miller is also entitled to an annual bonus opportunity target equal to 100% of his salary. The amount of the annual bonus for any year may be more or less than the target amount and will be determined by the Board of Directors in accordance with pre-established performance measures.

In addition to the stock options and/or restricted stock granted to Mr. Alan Miller during the years discussed above in the Compensation Discussion and Analysis-Restricted Stock Awards and Stock Options, he was also eligible to receive awards under our long term incentive plan(s), including minimum awards of $1.5 million of restricted stock for years 2008, 2009 and 2010.

For a further description of the employment agreement, please refer to the Potential Payments Upon Termination or Change-in-Control section below. For a further description of the compensation setting process with respect to Mr. Miller, please refer to the Compensation Discussion and Analysis section above.

Chief Executive Officer Restricted Stock Grants in 2010, 2009 and 2008

In January, 2010, the Compensation Committee approved the issuance of 49,472 restricted shares of our Class B Common Stock to Mr. Alan Miller (market value of $1.5 million on the date of grant) pursuant to the Restricted Stock Plan and Mr. Alan Miller’s employment agreement. Pursuant to Mr. Alan Miller’s employment agreement, these restricted shares are scheduled to vest ratably on the first, second, third and fourth anniversaries of the grant date. Pursuant to the terms of the grant, 25%, or 12,368 shares of restricted stock vested on January 20, 2011. The remaining restricted shares will fully vest: (i) upon the termination of Mr. Alan Miller’s employment due to disability, death, by the Company without cause, or due to a breach of the employment agreement by the Company, or; (ii) if Mr. Alan Miller’s term as Chief Executive Officer ends due to nonrenewal of the initial or a renewal term.

In February 2009, based upon a Towers Watson & Co.’s compensation review, the Compensation Committee approved the issuance of 109,850 restricted shares of our Class B Common Stock to Mr. Alan Miller (market value of $2.23 million on the date of grant). These restricted shares are scheduled to vest ratably on the first, second, third and fourth anniversaries of the grant date. Pursuant to the terms of the grant, 25%, or 27,463 shares of restricted stock vested on each of February 18, 2010 and 2011. The remaining restricted shares will fully vest: (i) upon the termination of Mr. Miller’s employment due to disability, death, by the Company without cause, or due to a breach of the employment agreement by the Company, or; (ii) if Mr. Miller’s term as Chief Executive Officer ends due to nonrenewal of the initial or a renewal term.

In January 2008, the Compensation Committee approved the issuance of 62,190 restricted shares of our Class B Common Stock to Mr. Alan Miller (market value of $1.5 million on the date of grant) pursuant to the Restricted Stock Plan and Mr. Alan Miller’s employment agreement. Pursuant to Mr. Alan Miller’s employment agreement, these restricted shares are scheduled to vest ratably on the first, second, third and fourth anniversaries of the grant date. Pursuant to the terms of the grant, 25%, or 15,546 shares of restricted stock vested on January 16, 2011 and 15,548 shares of restricted stock vested on each of January 16, 2010 and 2009. The remaining restricted shares will fully vest: (i) upon the termination of Mr. Alan Miller’s employment due to disability, death, by the Company without cause, or due to a breach of the employment agreement by the Company, or; (ii) if Mr. Alan Miller’s term as Chief Executive Officer ends due to nonrenewal of the initial or a renewal term.

In November, 2007, based upon a Towers Perrin compensation review, the Compensation Committee approved the issuance of 61,362 restricted shares of our Class B Common Stock to Mr. Alan Miller (market value of $1.5 million on the date of grant) pursuant to the Restricted Stock Plan. These shares are scheduled to vest ratably on each of the first, second, third and fourth anniversary dates of the award. Pursuant to the terms of the grant, 25%, or 15,341 shares of restricted stock vested on November 21, 2010 and 15,340 shares of restricted stock vested on each of November 21, 2009 and 2008.

The restricted stock awarded to Mr. Miller did not impact decisions regarding other elements of Mr. Miller’s compensation package.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

The following table provides information about the number of outstanding equity awards held by our named executive officers at December 31, 2010.

Name	Option Awards (1.)					Stock Awards (2.)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3.)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Alan B. Miller
	400,000	0	0	$29.26	9/10/2011	178,294	$7,741,525	0	0
	442,500	147,500	0	$24.445	11/20/2012	0	0	0	0
	295,000	295,000	0	$16.22	11/20/2013	0	0	0	0
	147,500	442,500	0	$31.18	12/15/2014	0	0	0	0

Marc D. Miller	10,000	0	0	$29.26	9/10/2011	0	0	0	0
	5,000	5,000	0	$25.595	8/1/2012	0	0	0	0
	12,500	12,500	0	$24.445	11/20/2012	0	0	0	0
	17,500	35,000	0	$16.22	11/20/2013	0	0	0	0
	22,500	67,500	0	$31.18	12/15/2014	0	0	0	0

Steve G. Filton	70,000	0	0	$29.26	9/10/2011	0	0	0	0
	52,500	17,500	0	$24.445	11/20/2012	0	0	0	0
	35,000	35,000	0	$16.22	11/20/2013	0	0	0	0
	17,500	52,500	0	$31.18	12/15/2014	0	0	0	0
Debra K. Osteen

	0	17,500	0	$24.445	11/20/2012	0	0	0	0
	0	35,000	0	$16.22	11/20/2013	0	0	0	0
	17,500	52,500	0	$31.18	12/15/2014	0	0	0	0

Richard C. Wright	10,000	10,000	0	$24.445	11/20/2012	0	0	0	0
	0	20,000	0	$16.22	11/20/2013	0	0	0	0
	10,000	30,000	0	$31.18	12/15/2014	0	0	0	0

Michael Marquez (4.)	10,000	0	0	$29.26	9/10/2011	0	0	0	0
	5,000	5,000	0	$25.595	9/16/2011	0	0	0	0
	12,500	0	0	$24.445	9/16/2011	0	0	0	0
	17,500	0	0	$16.22	9/16/2011	0	0	0	0
	20,000	0	0	$31.18	9/16/2011	0	0	0	0

1.	Stock option awards. All of the stock options are scheduled to vest ratably on the first, second, third and fourth anniversary dates from the date of grant. The applicable grant dates for the options indicated above are set forth below:

•	On September 11, 2006, stock options were granted with an exercise price of $29.26.

•	On August 2, 2007, stock options were granted with an exercise price of $25.595.

•	On November 21, 2007, stock options were granted with an exercise price of $24.445.

•	On November 21, 2008, stock options were granted with an exercise price of $16.22.

•	On December 16, 2009, stock options were granted with an exercise price of $31.18.

2.	Restricted Stock Awards. The outstanding restricted stock awards vest as follows:

•

Alan B. Miller: 15,341 shares on November 21, 2011; 15,546 shares on January 16, 2011; 15,548 shares on January 16, 2012; 27,462 shares of February 18, 2011; 27,462 shares on February 18, 2012; 27,463 shares on February 18, 2013; 12,368 shares on January 20, 2011; 12,368 shares on January 20, 2012; 12,368 shares on January 20, 2013, and; 12,368 shares on January 20, 2014.

3.	Based on the closing sale price of the Class B Common Stock on the New York Stock Exchange on December 31, 2010 of $43.42 per share.

4.	Mr. Marquez’s employment with the Company terminated in September, 2010. Pursuant to terms of an agreement between the Company and Mr. Marquez, and as approved by the Compensation Committee of the Board of Directors, the previously granted stock options outstanding as of the termination date will continue to vest, pursuant to the vesting conditions stipulated in each respective stock option agreement, until September 16, 2011. Mr. Marquez has the right to exercise stock options, to the extent vested, until September 16, 2011. All stock options that are not scheduled to be vested by September 16, 2011 have been cancelled.

OPTION EXERCISES AND STOCK VESTED

The following table provides information about stock option exercises by, and the vesting of stock for, our named executive officers during fiscal year 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1.)	Value Realized on Vesting ($)
Alan B. Miller	60,000	$486,900	15,548	$503,133
			27,463	$876,344
			20,000	$817,800
			15,341	$617,168

Marc D. Miller	30,000	$113,100	10,000	$408,900
	10,000	$74,350
	25,000	$214,625
	17,500	$294,175

Steve G. Filton			12,000	$490,680

Debra K. Osteen	70,000	$882,875	12,000	$490,680
	52,500	$924,788
	35,000	$729,050

Richard C. Wright	40,000	$247,600	8,000	$327,120
	10,000	$238,900

Michael Marquez	30,000	$423,000	10,000	$408,900
	10,000	$79,150

(1.)	Restricted stock vested as follows:

•	On January 16, 2010, 15,548 shares of restricted stock vested for Mr. Alan B Miller.

•	On February 18, 2010, 27,463 shares of restricted stock vested for Mr. Alan B Miller.

•

On November 15, 2010, shares of restricted stock vested for: Mr. Alan B Miller (20,000 shares); Mr. Marc D. Miller (10,000 shares); Mrs. Steve G. Filton (12,000 shares); Ms. Debra K. Osteen (12,000 shares); Mr. Richard C. Wright (8,000 shares), and; Mr. Michael Marquez (10,000 shares).

•	On November 21, 2010, 15,341 shares of restricted stock vested for Mr. Alan B Miller.

PENSION BENEFITS

The following table provides information about pension benefits pursuant to our Executive Retirement Plan for our named executive officers.

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1.)	Payments During Last Fiscal Year ($)
Alan B. Miller	32	$1,788,172	0
Marc D. Miller	16	$300,488	0
Steve G. Filton	25	$508,223	0
Debra K. Osteen	26	$548,843	0
Richard C. Wright	32	$398,617	0
Michael Marquez	20	$0	0

(1.)	4% discount rate applied.

In October 1993, the Board of Directors adopted the Executive Retirement Income Plan pursuant to which certain management or other highly compensated employees designated by the Board of Directors who have completed at least 10 years of active employment with us may receive retirement income benefits. The monthly benefit is payable to a participant who retires after he or she reaches age 62 (applicable to participants added to the plan before 2008) or age 65 (applicable to participants added to the plan after January 1, 2008). The benefit is equal to 3% of the employee’s average monthly base salary over the three years preceding retirement multiplied by the number of qualified years (not to exceed 10) of the participant’s employment with us.

Payment of the benefit will be made in 60 monthly installments following the participant’s retirement date. Under certain circumstances, the participant may be entitled to elect to receive the present value of the payments in one lump sum or receive payments over a period of 10 years. If an employee ceases employment with us prior to the applicable retirement age, or an employee has not completed at least 10 years of active employment with us, no retirement income will be payable to the employee unless the Board of Directors determines otherwise.

For Mr. Alan Miller the aggregate benefit payable (for the 60 months in which the participant receives benefits) assuming retirement as of December 31, 2010 amounted to approximately $2.0 million. As of December 31, 2010, the projected aggregate benefit payable for each of Steve G. Filton, Debra K. Osteen, Marc D. Miller and Richard C. Wright were approximately $800,000 $800,000, $800,000 and $400,000, respectively, based upon the following assumptions: (i) each participant will retire at the age of 62, and; (ii) annual salary increases of 3% are provided until the age of 62 is attained.

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information about our Deferred Compensation Plan for our named executive officers.

Name	Executive Contributions in Last Fiscal Year ($) (1.)	Registrant Contributions in Last Fiscal Year ($) (2.)	Aggregate Earnings in Last Fiscal Year ($) (2.)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year- End ($)
Alan B. Miller	$25,000	$0	$59,409	$0	$981,339
Marc D. Miller	$0	$0	$3,909	$0	$26,364
Steve G. Filton	$0	$0	$0	$0	$0
Debra K. Osteen	$0	$0	$0	$0	$0
Richard C. Wright	$116,750	$0	$6,093	$22,856	$145,213
Michael Marquez	$142,178	$0	$154,451	$56,376	$1,129,915

(1.)	Amounts included in “salary” in the Summary Compensation Table.

(2.)	Amounts shown are not reported as compensation in the Summary Compensation Table.

Deferred Compensation

Our Deferred Compensation Plan, which is subject to the applicable provisions of Internal Revenue Code Section 409A provides that eligible employees may elect to convert and defer a portion of their base salary and bonus award into investment options in lieu of receiving cash. An “eligible employee” under the Deferred Compensation Plan is: (i) an employee whose base compensation for 2011 is expected to be $110,000 or higher and has been approved by our Chief Executive Officer, or; (ii) any other employee who has been approved by our Chief Executive Officer. The base compensation threshold is adjusted annually for cost-of-living increases.

Pursuant to the terms of the Deferred Compensation Plan, the minimum annual amount that can be deferred is $2,000. No more than 25% of an employee’s base salary or 50% of an employee’s annual bonus may be deferred under the Deferred Compensation Plan in any calendar year. Employees may allocate a portion of their deferred compensation to be distributed in a lump sum or installments to begin at retirement or a scheduled distribution date. The available investment options consist of certain mutual funds which include: (i) conservative (e.g. money markets or bonds); (ii) moderately conservative (e.g. balanced funds), and; (iii) aggressive (e.g. domestic and international equity). Our obligation to make payments of amounts credited to participants’ deferred compensation accounts is a general unsecured obligation. In addition, under the Deferred Compensation Plan, we may make discretionary contributions on behalf of an eligible employee. Since inception of the Deferred Compensation Plan, we have not made any discretionary contributions on behalf of employees.

Our obligations under the Deferred Compensation Plan in connection with an employee’s retirement account are payable, beginning at retirement at age 55 and 10 years of service, in equal installments over a ten year period; except that an employee may make a distribution election to receive the balance of the participant’s retirement account in either a single one lump sum or equal annual or less frequent installments over a period not to exceed ten years. An employee will receive a lump sum distribution as a result of termination of employment for other than retirement, death or disability. An employee may change his distribution elections by making new distribution elections at least 12 months prior to the date on which such payment was otherwise scheduled to be made and must be delayed until a date that is at least five years after the date the distribution was previously scheduled to begin.

Our obligations under the Deferred Compensation Plan in connection with an employee’s scheduled distribution are payable in a lump sum or installments of two to ten years, commencing on the date indicated by the employee. If the employee’s employment is terminated prior to the distribution of obligations in accordance with a scheduled distribution then the amounts credited to such accounts will be transferred to the employee’s retirement account and distributed in accordance with the employee’s distribution election for that account.

If an employee experiences a financial hardship that is the result of an “unforeseeable emergency,” as defined under the Deferred Compensation Plan, he or she may apply to the administrator of the Deferred Compensation Plan for an emergency withdrawal against his or her accounts. Such an emergency withdrawal may be allowed at the discretion of the administrator, in which case the employee’s account will be reduced accordingly.

For a description of the Executive Retirement Income Plan and potential payments thereunder, please refer to the Pension Benefits Table and the related narrative discussion included in this Proxy Statement.

Split-Dollar Life Insurance Agreements:

See Split-Dollar Life Insurance Agreements as included above in this Proxy Statement.

Potential Payments Upon Termination or Change-in-Control

Mr. Alan Miller’s employment agreement provides that Mr. Alan Miller will continue to serve as Chief Executive Officer and Chairman of our Board of Directors through December 31, 2012, followed by annual one-year renewal periods unless either party elects otherwise. The agreement also contemplates that Mr. Alan Miller will remain as Executive Chairman of our Board of Directors for three years after the expiration of his term as Chief Executive Officer, followed by a term of up to two years as non-executive Chairman (in any case ending December 31, 2017). The employment agreement also contains customary non-disparagement, non-solicitation and non-competition provisions.

During the term of Mr. Alan Miller’s service as Executive Chairman of our Board of Directors, Mr. Alan Miller will receive the same compensation, benefits and perquisites as he would have been entitled to receive if the term of his employment as Chief Executive Officer had continued, except: (i) his annual salary will not be subject to an annual cost of living adjustment, and; (ii) he will not be entitled to an annual bonus. If Mr. Alan Miller serves as non-Executive Chairman of our Board of Directors pursuant to his employment agreement, he will receive an annual cash retainer of at least $250,000, as well as such equity and other incentive award opportunities and other non-cash compensation as are provided to other non-management directors. In addition, during the period of his service as non-executive Chairman of the Board of Directors, Mr. Alan Miller will receive certain perquisites.

If the Board of Directors determines that Mr. Alan Miller shall not serve as executive Chairman for the full three-year or other term prescribed by the employment agreement, then Mr. Miller will receive a lump sum payment equal to the salary he would have received had he served as executive Chairman for the remainder of such term, as well as the perquisites and fringe benefits that would have been provided during such period.

In general, Mr. Alan Miller’s long-term incentive awards granted pursuant to his employment agreement will become fully vested upon termination of his employment other than by us for “cause” or voluntarily by Mr. Alan Miller before the end of the applicable term (under circumstances not involving a breach of the employment agreement by us).

If Mr. Alan Miller’s employment is terminated for “cause”, as defined in the employment agreement, he will be entitled to any benefits payable to or earned by Mr. Miller with respect to any period of his employment or other service prior to the date of such discharge.

If Mr. Alan Miller’s employment as Chief Executive Officer is terminated due to his disability, Mr. Alan Miller shall be paid a pro rata portion of the annual bonus which would otherwise have been payable for the year in which his employment terminates, plus an amount equal to one-half of Mr. Alan Miller’s base salary, payable in twelve equal monthly installments. If Mr. Alan Miller’s employment or service terminates due to his death, Mr. Alan Miller’s beneficiary shall receive a pro rata portion of the annual bonus which would otherwise have been payable to Mr. Alan Miller for the year of his death.

If Mr. Miller terminates his employment or other service under the employment agreement because of a material change in the duties of his office or any other breach by us of our obligations, or in the event of the termination of Mr. Alan Miller’s employment by us without cause or otherwise in breach of the employment agreement, Mr. Alan Miller will generally continue to receive all of the cash compensation, benefits and minimum long term incentive compensation set forth in the employment agreement as if his employment or service had not terminated, and the vesting of his long-term incentive plan awards will accelerate.

The following table provides quantitative disclosure of the estimated payments that would be made to Mr. Alan Miller under his employment agreement as of December 31, 2010, the last business day of our fiscal 2010, assuming that the employment agreement would have been in effect at that time:

	Cash Severance Payment ($)		Perquisites/ Benefits ($)		Continuation of Restricted Stock Awards ($)	Total Termination Benefits ($)
Alan B. Miller
Termination by Us for “Cause”	$1,170,495	(a.)	$0		$0	$1,170,495
Termination Due to Mr. Alan Miller’s Disability	$1,870,726	(b.)	$0		$0	$1,870,726
Termination Due to Mr. Alan Miller’s Death	$1,170,495	(a.)	$0		$0	$1,170,495
Termination by Mr. Alan Miller for “Breach by the Company”	$20,639,754	(c.)	$9,676,769	(d.)	$0	$30,316,523

(a.)	Based upon actual 2010 non equity incentive plan bonus award.

(b.)	Based upon 100% of actual 2010 non equity incentive plan bonus award and 50% of Mr. Alan Miller’s 2011 base salary, payable in twelve equal monthly installments.

(c.)	Assumes (i) continuation of all cash compensation through 2017; (ii) annual base salary increase of 2.0% through 2014 and no salary increase from 2015 through 2017 pursuant to the terms or Mr. Alan Miller’s employment agreement, and; (iii) an annual bonus award equal to 100% of his base salary through 2017, which assumes the achievement of the bonus opportunity target set forth under Mr. Alan Miller’s employment agreement.

(d.)	Assumes (i) continuation of all entitled perquisites through 2017; (ii) continuation of insurance premiums in connection with long-term disability, our 401(k) match and charges all of which were based upon the actual 2010 amounts. Additionally, assumes charges in connection with split-dollar life insurance agreements through 2017. Please see the Summary Compensation and the All Other Compensation table included herein.

2010 DIRECTOR COMPENSATION

The following table provides information concerning the compensation of our Non-Employee Directors for 2010.

Name	Fees Earned or Paid in Cash ($)	Grant Date Fair Value Stock Awards (1.) ($)	Grant Date Fair Value Option Awards (2.) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3.) ($)	All Other Compensation ($)	Total ($)
Leatrice Ducat	$63,500	$0	$119,069	$0	$0	$0	$182,569
John H. Herrell	$64,000	$0	$119,069	$0	$0	$0	$183,069
Robert H. Hotz	$76,500	$0	$119,069	$0	$7,653	$0	$203,222
Anthony Pantaleoni	$41,000	$0	$119,069	$0	$0	$0	$160,069
Rick Santorum	$49,000	$0	$119,069	$0	$0	$0	$168,069
Daniel B. Silvers	$57,333	$0	$119,069	$0	$0	$0	$176,402

(1.)	There were no restricted stock awards made to our non-employee directors during 2010.

(2.)	Each non-employee director received 15,000 stock options on January 20, 2010, which had a grant date fair value of $119,069. On January 19, 2011, each non-employee director received 15,000 stock options which had a grant date fair value of $174,126.

As of December 31, 2010 the following stock options were outstanding for each director:

Leatrice Ducat	40,000
John H. Herrell	27,500
Robert H. Hotz	42,500
Anthony Pantaleoni	45,000
Rick Santorum	25,000
Daniel B. Silvers	15,000

(3.)	Consists of market value earnings on phantom shares relating to the Universal Health Services, Inc., Deferred Compensation Plan for the UHS Board of Directors. Additionally, as of December 31, 2010, 395 shares of phantom stock were held on behalf of Robert H. Hotz and will be paid out in future years as elected by Mr. Hotz at the time of deferral.

Cash Compensation.    During 2010, all active non-employee directors received an annual retainer of $40,000 for service on the Board of Directors. Additionally, during 2010, John H. Herrell, Chairperson of the Audit Committee received an annual retainer of $10,000 for his services in that capacity and Leatrice Ducat and Robert H. Hotz, members of the Audit Committee, each received an annual retainer of $2,500 and Daniel B. Silvers received a retainer of $3,333. Also, during 2010, Robert Hotz, received $5,000 for his services as Chairperson of the Compensation Committee and an additional $5,000 for his services as Chairperson of the

Nominating & Governance Committee. Each non-employee director also was paid a $1,000 meeting fee for participation in each committee meeting in excess of 30 minutes. Meeting fees paid during 2010 were as follows: Robert H. Hotz was paid $24,000, Leatrice Ducat was paid $21,000, John H. Herrell was paid $14,000, Daniel B. Silvers was paid $14,000, Anthony Pantaleoni was paid $1,000 and Rick Santorum was paid $9,000.

During 2011, we anticipate that each active non-employee director will receive an annual retainer of $40,000 for service on the Board of Directors. Additionally, during 2011, John H. Herrell, Chairperson of the Audit Committee, will receive an annual retainer of $10,000 for his service in that capacity and members of the Audit Committee will receive an annual retainer of $2,500 each. Also during 2011, Robert H. Hotz, Chairperson of the Compensation Committee and Chairperson of the Nominating & Governance Committee will receive annual retainers of $5,000 each for his services in the respective capacities. Each non-employee director will be paid a meeting fee of $1,000 for participation in each committee meeting in excess of 30 minutes. All retainers and meeting fees will be paid in cash.

Stock Option Awards.    On January 20, 2010, all non-employee directors received an option to purchase 15,000 shares of our Class B Common Stock at an exercise price of $30.32 per share. These options have a fair value of $7.94 per share. These stock options were granted under our Amended and Restated 2005 Stock Incentive Plan, vest ratably over four years and expire on the fifth anniversary of the grant date. Additionally, on January 19, 2011, all non-employee directors received an option to purchase 15,000 shares of our Class B Common Stock at an exercise price of $43.67 per share. These options have a fair value of $11.61 per share. These stock options were granted under our Amended and Restated 2005 Stock Incentive Plan, vest ratably over four years and expire on the fifth anniversary of the grant date.

Deferred Compensation Plan for Non-Employee Directors.    The Deferred Compensation Plan, which has been terminated, was a nonqualified deferred compensation plan for the benefit of our non-employee directors, previously enabling them to defer payment of up to 100% of his or her total retainer and fees. Certain previously deferred amounts are scheduled to be paid out in future years as elected by our non-employee directors at the time of deferral.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities.

Based upon a review of the copies of such reports furnished to us during fiscal year 2010 and written representations from our executive officers and directors, we believe that during the 2010 fiscal year, the officers, directors and holders of more than 10% of our Class A and Class B Common Stock complied with all Section 16(a) filing requirements except that Alan B. Miller failed to timely file one report on a Form 4 with respect to one transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Marc D. Miller, a member of our Board of Directors and President of the Company, is the son of Alan B. Miller, our CEO. Marc D. Miller is a named executive officer and therefore the salary and other compensation arrangements between us and Marc D. Miller are disclosed and described throughout this Proxy Statement.

Anthony Pantaleoni, a member of our Board of Directors and a member of the Executive Committee is Of Counsel to Fulbright & Jaworski L.L.P., the law firm we use as our principal outside counsel. This law firm also provides personal legal services to our Chief Executive Officer. Mr. Pantaleoni is also the trustee of certain trusts for the benefit of the Chief Executive Officer and his family.

Studioality provides certain website services for the Company. The owner of Studioality is the son-in-law of Alan B. Miller, our Chairman and Chief Executive Officer. Fees earned by Studioality for such services during 2010 were approximately $111,000 on terms that we believe are comparable to those we would have paid to an unaffiliated third party for such services.

Pursuant to our Code of Business Conduct and Corporate Standards, all employees, officers and directors of the Company and its subsidiaries are prohibited from engaging in any relationship or financial interest which is a conflict of interest with, or which interferes or has the potential to interfere with, the interests of the Company or any of its subsidiaries or facilities. In addition, all employees, officers and directors of the Company and its subsidiaries are required to disclose to our compliance officer any financial interest or ownership interest or any other relationship that he or she (or a member of his or her immediate family) has with customers, vendors, or competitors of the Company or any of its subsidiaries or facilities. James Caponi is currently our Chief Compliance Officer.

All employees, officers and directors of the Company and its subsidiaries are prohibited from entering into a related party transaction with the Company without the prior approval of our compliance officer. Any request for the Company to enter into a transaction with an employee, officer or director or any of such persons’ immediate family members must first be presented to our compliance officer for review, consideration and approval. In approving or rejecting the proposed agreement, our compliance officer will consider the relevant facts and circumstances available and deemed relevant, including but not limited to, the risks, costs, and benefits to the Company, the terms of the transactions, the availability of other sources for comparable services or products, and, if applicable, the impact on director independence. Our compliance officer shall only approve those agreements that, in light of known circumstances, are in or are not inconsistent with, the Company’s best interests, as determined in good faith by our compliance officer.

Except as otherwise disclosed in this Proxy Statement, since the beginning of the Company’s last fiscal year, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any employee, executive officer or director, holder of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.

Please see “Corporate Governance—Director Independence” for additional information on the independence of our directors.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has affirmatively determined that five of its eight current members (Leatrice Ducat, John H. Herrell, Robert H. Hotz, Rick Santorum and Daniel B. Silvers) are independent directors under the applicable rules and regulations of the SEC and the New York Stock Exchange listing standards.

In determining independence, the Board of Directors affirmatively determines each year whether directors have any material relationship with us. When assessing the materiality of a director’s relationship with us, the Board of Directors considers all relevant facts and circumstances, not merely from the director’s standpoint, but also from the standpoint of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. The Board of Directors has concluded that no material relationship exists between us and any of our independent directors, other than each such person’s position as one of our directors.

We are eligible to be treated as a controlled company under New York Stock Exchange Rule 303A due to the fact that the family of Alan B. Miller holds more than 95% of the shares of Class A and Class C Common Stock, which is entitled to elect 80% of the entire Board of Directors and constitutes more than 50% of our aggregate voting power. New York Stock Exchange Rule 303A states that a controlled company need not have a majority of independent directors on its board or have nominating/corporate governance and compensation committees composed entirely of independent directors. We have elected to avail ourselves of a limited aspect of the Rule 303A exemption, determining that the Nominating & Governance Committee is not responsible for identifying and recommending qualified candidates for Board positions that, in accordance with our Restated Certificate of Incorporation, are to be elected by the holders of Class A and Class C Common Stock of the

Company. We currently intend to have a majority of independent directors on our Board of Directors and all independent directors on our Audit Committee, Compensation Committee and Nominating & Governance Committee.

Meetings of the Board of Directors

Regular meetings of the Board of Directors are generally held every other month, while special meetings are called when necessary. Before each Board of Directors or committee meeting, directors are furnished with an agenda and background materials relating to matters to be discussed. During 2010, there were six Board of Directors meetings. All directors participated in at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the total number of meetings held by all committees of the Board of Directors on which they served. Directors are expected to attend the Annual Meeting of Stockholders. All of our directors attended the 2010 Annual Meeting of Stockholders.

Our Corporate Governance Guidelines provide that the Board of Directors shall hold, in accordance with a schedule determined by the Nominating & Governance Committee of the Board of Directors, executive sessions where non-management directors (i.e., directors who are not our officers, but who do not otherwise have to qualify as “independent directors”) meet without management participation (except as otherwise specifically requested by the non-management directors). John H. Herrell is the presiding director who presides over the executive sessions of the non-management directors. Interested parties may communicate directly and confidentially with the presiding director or with the non-management directors of the Board of Directors as a group by writing to that person or group at Universal Health Services, Inc., c/o Secretary, Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, PA 19406.

Board Leadership Structure and Board of Directors

Mr. Alan B. Miller serves as both the Company’s Chairman of the Board and Chief Executive Officer. John H. Herrell is the presiding director who presides over the executive sessions of the non-management directors. The Company believes this structure allows all of the non-management directors to participate in the full range of the Board’s responsibilities with respect to its oversight of the Company’s management. The Board has determined that this leadership structure is appropriate given the size and complexity of the Company, the number of directors overseeing the Company and the Board’s oversight responsibilities.

The specific experience, qualifications, attributes or skills that led to the conclusion that each Director should serve as a Director of the Company, in light of the Company’s business and structure, are as follows:

Alan B. Miller has been a Director of the Company since 1978. Mr. Alan Miller has been the Company’s Chairman of the Board and Chief Executive Officer since 1978, when he founded the Company, and previously served as the Company’s President until May 2009. Prior thereto, he was President, Chairman of the Board and Chief Executive Officer of American Medicorp, Inc. Mr. Alan Miller is a Trustee of Universal Health Realty Income Trust. He is also a Director of Penn Mutual Life Insurance Company. Mr. Alan Miller oversees all of the Company’s businesses, its operations, development and overall strategy. As a result of his many years of service, Mr. Miller provides expertise on the hospital management industry.

Marc D. Miller has been a Director of the Company since 2006. He was appointed President in May 2009, has been Co-Head of the Company’s Acute Care Division since 2007 and previously served as the Company’s Senior Vice President from 2007 to May 2009 and the Company’s Vice President from January 2005 to May 2009. Mr. Marc Miller has been Vice-President of the Company’s Acute Care Division since August 2004. He has been Assistant Vice President of the Company and Group Director of the Acute Care Division, Eastern Region since June 2003. He was CEO/Managing Director at Central Montgomery Medical Center from February 2002 to May 2003, Chief Operating Officer at Wellington Regional Medical Center from October 2000 to February 2002, and Assistant Administrator at The George Washington University Hospital from August 1999 to October 2000. Mr. Marc Miller provides expertise on the hospital management industry.

Anthony Pantaleoni has been a Director of the Company since 1982. He is Of Counsel to the law firm of Fulbright & Jaworski L.L.P. and he was a partner from 1970 to 2000. His corporate representation has involved a variety of complex transactions, including mergers, acquisitions, joint ventures, leveraged buyouts, exchange offers and corporate restructurings. Additionally, he has had substantial experience in public offerings and private placements of securities, having represented both issuers and investment banking firms in these transactions. Clients represented by Mr. Pantaleoni have included a wide variety of companies, such as a supplier of products which analyze medical health costs. Mr. Pantaleoni provides expertise on legal matters.

Robert H. Hotz has been a Director of the Company since 1991. He is Senior Managing Director, Global Co-Head of Corporate Finance and Co-Chairman of Houlihan Lokey Howard & Zukin. He has also been a member of the Board of Directors and Operating Committee of Houlihan Lokey Howard & Zukin since June 2002. Mr. Hotz is a member of the Board of Directors of Pep Boys–Manny, Moe & Jack, and was former Senior Vice Chairman, Investment Banking for the Americas, of UBS LLC. Mr. Hotz provides expertise on financial and strategic advisory matters.

John H. Herrell has been a Director of the Company since 1993. In 2009, Mr. Herrell was appointed to the Board of Directors of Eisenhower Medical Center. He was the former Chief Administrative Officer of the Mayo Foundation from 1993 through 2002. Mr. Herrell was the Chief Financial Officer of the Mayo Foundation from 1984 until 1993 and held various other capacities since 1968. Mr. Herrell provides expertise on health care companies and financial matters.

Leatrice Ducat has been a Director of the Company since 1997. She has been President and Founder of the National Disease Research Interchange since 1980. Ms. Ducat has been the President and Founder of Human Biological Data Interchange since 1988. She was the Founder of the Juvenile Diabetes Foundation, a national and international organization. Ms. Ducat provides expertise on health care matters, financial and budgetary issues as well as personnel compensation issues expertise from her years of administrative experience.

Rick Santorum has been a Director of the Company since 2007. He is a senior fellow at the Ethics and Public Policy Center in Washington, D.C. Prior thereto, Mr. Santorum served as a United States Senator from Pennsylvania from 1995 to 2007 and as a U.S. Representative from 1991 to 1995 representing the eighteenth congressional district in Pennsylvania. Mr. Santorum served on the Senate Armed Services Committee, the Rules Committee, the Joint Economic Committee, the Senate Agricultural Committee, the Senate Banking, Housing

and Urban Affairs Committee, the Special Committee on Aging and the Senate Finance Committee. From 2001 to 2007, Mr. Santorum served as Chairman of the Senate Republican Conference, where he directed the communications operations of Senate Republicans and was the third-ranking member of the Republican leadership. Mr. Santorum provides expertise on legislative, policy and legal matters.

Daniel B. Silvers has been a Director of the Company since 2009. He is President and co-founder of Hayground Cove Capital Partners LLC, a merchant bank focused on real estate and consumer sectors. Mr. Silvers has served as President and as a member of the Board of Directors of Reunion Hospitality Trust, Inc. since March 2010. Between April 2009 and October 2010, Mr. Silvers also served as President of Western Liberty Bancorp. Mr. Silvers was Vice President at Fortress Investment Group LLC from 2005 to 2009. He was an officer at Bear, Stearns & Co. Inc. from 1999 to 2005. Mr. Silvers is also a member of the Board of Directors of India Hospitality Corp. Mr. Silvers provides expertise on corporate finance and investment matters. He also has extensive experience and a network of relationships in the real estate and hospitality industries.

Lawrence S. Gibbs has been the Macro Portfolio Manager of Ramius LLC since March 2010. Prior thereto, he was Portfolio Manager of Millennium Partners LLC from February 2009 to March 2010. Mr. Gibbs was Portfolio Manager, Chief Investment Office, of JP Morgan Chase Bank N.A. from 2006 to 2009. Mr. Gibbs provides expertise on corporate finance and investment matters.

The Board holds six regular meetings each year to consider and address matters involving the Company. The Board also may hold special meetings to address matters arising between regular meetings. These meetings may take place in person or by telephone. The independent directors also regularly meet in executive sessions outside the presence of management. The Board has access to legal counsel for consultation concerning any issues that may occur during or between regularly scheduled Board meetings. As discussed below, the Board has established a Compensation Committee, an Audit Committee and a Nominating & Governance Committee to assist the Board in performing its oversight responsibilities.

The Nominating & Governance Committee annually oversees a self-evaluation of the current Board members and those committees as the Board shall specify from time to time and reports to the Board with respect to whether the Board and its committees are functioning effectively. The full Board discusses each evaluation report to determine what, if any, actions should be taken to improve the effectiveness of the Board or any committee thereof.

The Board’s Role in Risk Oversight

Consistent with its responsibility for oversight of the Company, the Board, among other things, oversees risk management of the Company’s business affairs directly and through the committee structure that it has established. The principal risks associated with the Company are risks related to concentration of the locations of our facilities, dependence on payments from the government and other third party payors, the inability to collect payments from patients, a worsening of the economic and employment conditions in the United States, uncertainties regarding health care reform, competition for patients from other hospitals and health care providers, our ability to recruit and retain quality physicians, our ability to attract and retain qualified nurses and medical support staff, compliance with extensive laws and government regulations, liabilities from claims brought against our facilities, governmental investigations, regulatory actions and whistleblower lawsuits, accreditation of our facilities, acquisition and integration of hospitals, state efforts to regulate the construction or expansion of health care facilities, fluctuations in our operating results, quarter to quarter earnings and other factors, significant corporate regulation as a public company, and dependence on key management personnel.

The Board’s role in the Company’s risk oversight process includes regular reports from senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee) receives these reports from management to identify and discuss such risks.

The Board periodically reviews with management its strategies, techniques, policies and procedures designed to manage these risks. Under the overall supervision of the Board, management has implemented a variety of processes, procedures and controls to address these risks.

The Board requires management to report to the full Board on a variety of matters at regular meetings of the Board and on an as-needed basis, including the performance and operations of the Company and other matters relating to risk management. The Audit Committee also receives regular reports from the Company’s independent registered public accounting firm on internal control and financial reporting matters. These reviews are conducted in conjunction with the Board’s risk oversight function and enable the Board to review and assess any material risks facing the Company. The Lead Independent Director periodically meets with management and the Company’ independent registered public accounting firm to review and discuss the activities of the Company and to provide direction with respect thereto.

Stockholder Communications

Stockholders who wish to send communications to the Board of Directors or an individual director should address such communications to Universal Health Services, Inc., c/o Secretary, Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, PA 19406. The Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

Committees of the Board of Directors

The Compensation Committee, the Audit Committee, the Nominating & Governance Committee, the Executive Committee and the Finance Committee are the standing committees of the Board of Directors. A current copy of the our Corporate Governance Guidelines, Code of Business Conduct and Corporate Standards, Code of Ethics for Senior Financial Officers, Compensation Committee Charter, Nominating & Governance Committee Charter and Audit Committee Charter are available free of charge on the our website at www.uhsinc.com. Copies of these documents also are available in print free of charge to any stockholder who requests them. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K relating to amendments to or waivers of any provision of our Code of Ethics for Senior Financial Officers by promptly posting the information on our website.

Compensation Committee.     The current members of the Compensation Committee are Robert H. Hotz, Leatrice Ducat and Rick Santorum. The Compensation Committee met seven times during 2010. The Board of Directors has determined, in its business judgment, that each member of the Compensation Committee qualifies as an “independent” director under the regulations adopted by the SEC and the New York Stock Exchange.

The Compensation Committee reviews and approves our goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates their performance, determines and approves their compensation level, reviews and determines the form and amount of compensation of the non-management members of the Board of Directors, administers incentive-compensation plans and equity-based plans and approves compensation awards, among other duties and responsibilities.

The amount and mix of the compensation paid to our named executive officers and directors are evaluated on an annual basis. See the section titled “Compensation Setting Process,” in the Compensation Discussion & Analysis for an additional discussion.

The Compensation Committee has the authority to establish one or more subcommittees which shall have the responsibilities and consist of those members of the Compensation Committee as the Compensation Committee may determine from time to time. The Compensation Committee also has the sole authority to retain and terminate compensation consultants to assist it in evaluating our compensation plans, particularly those pertaining to our directors, our Chief Executive Officer and our other executive officers, and to approve the fees and other terms relating to the provision of those services. As discussed in the Compensation Discussion and Analysis, unlike our other named executive officers, Mr. Alan Miller’s compensation is determined in large part by the terms of his employment agreement.

Audit Committee.     Members of the Audit Committee are Leatrice Ducat, John H. Herrell, Robert H. Hotz and Daniel B. Silvers. No member serves on the audit committee of more than three public companies. The Audit Committee met thirteen times during 2010.

The Board of Directors has determined, in its business judgment, that each member of the Audit Committee qualifies as an “independent” director under the regulations adopted by the SEC and the New York Stock Exchange and is financially literate and that John H. Herrell qualifies as an “audit committee financial expert” under SEC regulations and has accounting or related financial management expertise.

The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to: the integrity of our financial statements, the financial reporting process, the systems of internal accounting and financial controls, the performance of our internal audit function and independent auditors, the independent auditors’ qualifications and independence and our compliance with legal and regulatory requirements. This Committee has the authority, duties and responsibilities set forth in its Audit Committee Charter, as amended.

Nominating & Governance Committee.     The current members of the Nominating & Governance Committee are Leatrice Ducat, Robert H. Hotz and Rick Santorum. This Committee met once during 2010. The Board of Directors has determined, in its business judgment, that each member of the Nominating & Governance Committee qualifies as an “independent” director under the regulations adopted by the SEC and the New York Stock Exchange.

The Nominating & Governance Committee was established, with respect to those directors who are to be elected by the holders of Class B and Class D Common Stock of the Company in accordance with the our Restated Certificate of Incorporation, for the purpose of: (i) assisting the Board of Directors by identifying individuals who are qualified to become directors, consistent with the criteria approved by the Board of Directors; (ii) recommending to the Board of Directors Class B and D director nominees for the next annual meeting of stockholders at which a Class B and D director is to be elected; (iii) developing and recommending to the Board of Directors a set of corporate governance principals in the form of our corporate governance guidelines; (iv) leading and overseeing the Board of Directors in its annual review of the performance of the Board of Directors and our management, and; (v) recommending to the Board of Directors director nominees for each committee of the Board of Directors. The Nominating & Governance Committee provides such assistance in identifying and recommending Class A and Class C Common Stock director nominees as may be requested by the entire Board of Directors. The Nominating & Governance Committee adopted our Corporate Governance Guidelines.

In light of the concentration of over 95% of the voting power of our Class A and Class C Common Stock in a single individual and related entities, and in accordance with the “Controlled Companies” exemption set forth in Section 303A of the New York Stock Exchange Listed Company Manual, the Nominating & Governance Committee is not responsible for identifying and recommending qualified candidates for directors that, in accordance with our Restated Certificate of Incorporation, are to be elected by the holders of Class A and Class C Common Stock. The Nominating & Governance Committee shall, however, provide such assistance in identifying and recommending Class A and C Director nominees as may be requested by the entire Board of Directors.

The Nominating & Governance Committee will consider Class B and D director nominees recommended by stockholders. Under our Restated Certificate of Incorporation, the number of directors to be elected by the Class B and D Common stockholders is limited to 20% of the entire Board of Directors, or a maximum of two directors. Stockholders who wish to recommend a nominee for the Nominating & Governance Committee’s consideration may do so by submitting the individual’s name and qualifications to the Nominating & Governance Committee c/o Secretary, Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, PA 19406. Recommendations must be received by the Nominating & Governance Committee no later than the date by which stockholder proposals for presentation at the next Annual Meeting must be received. Recommended nominees will only be considered if there is a vacancy or if the Board of Directors decides to increase the number of directors.

The Nominating & Governance Committee identifies and evaluates committee-recommended Class B and D director nominees considering, among other factors, the following minimum qualifications: the individual’s integrity, experience, education, expertise, independence and any other factors that the Board of Directors and the

Nominating & Governance Committee deem would enhance the effectiveness of the Board of Directors and our governance. The Nominating & Governance Committee seeks persons who have achieved prominence in their fields and who possess significant experience in areas of importance to the Company. Additionally, strong analytical skills, independence, energy, forthrightness and integrity are desired characteristics that the Nominating & Governance Committee seeks in potential candidates. We do not have a formal policy with regard to the consideration of diversity in identifying director nominees. However, the Board of Directors believes that it is essential that its members represent diverse viewpoints, with a broad array of experiences, professions, skills, geographic representation and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board of Directors to best fulfill its responsibilities to the long-term interests of our stockholders. The Nominating & Governance Committee will evaluate a nominee on the same basis if the individual is recommended by a stockholder. The Nominating & Governance Committee does not currently pay a fee to a third party to identify or evaluate nominees, but may consider from time to time engaging a search firm to identify Class B and D director candidates.

Executive Committee.    The Executive Committee has the responsibility, between meetings of the Board of Directors, to advise and aid our officers in all matters concerning the management of the business and, while the Board of Directors is not in session, has the power and authority of the Board of Directors to the fullest extent permitted under law. The Executive Committee met once in 2010. Members of the Committee are Alan B. Miller, Robert H. Hotz and Anthony Pantaleoni.

Finance Committee.     The Finance Committee is responsible for reviewing our overall long-term financial planning. The Finance Committee meet once in 2010. Members of this Committee are Alan B. Miller, Robert H. Hotz, Anthony Pantaleoni and Marc D. Miller.

AUDIT COMMITTEE REPORT

The Board of Directors is committed to the accuracy and integrity of the Company’s financial reporting. The Audit Committee takes an involved and active role in delivering on this commitment.

The Audit Committee provides independent, objective oversight of our accounting functions and internal controls.

The Audit Committee reviews and evaluates, and discusses and consults with our management, internal audit personnel and the independent auditors about the following:

•	the plan for, and the independent auditors’ report on, each audit of the Company’s consolidated financial statements and internal controls;

•	changes in our accounting practices, principles, controls or methodologies, or in the Company’s financial statements;

•	significant developments in accounting rules;

•	the adequacy of our internal accounting controls, and accounting, financial and auditing personnel; and

•	the establishment and maintenance of a work environment that promotes ethical behavior.

The Audit Committee acts under a written charter which was originally adopted by the Board of Directors in 2004 and is reviewed and approved on an annual basis. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing, accounting, financial reporting, internal control and regulatory compliance matters. In discharging its oversight role, the Audit Committee may engage independent counsel and other advisers as it determines necessary. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee also has the direct responsibility to select, evaluate, determine the compensation of, oversee, and where appropriate, replace our independent auditors, and has the authority to resolve disagreements between management and our auditors. The Audit Committee may establish procedures for the receipt, retention and treatment of complaints received by us regarding accounting and auditing matters, as well as confidential, anonymous submission by employees. The Board of Directors has determined that each of the members of the audit committee is “independent” within the meaning of the rules of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002.

The Audit Committee recommended to the Board of Directors that the consolidated financial statements be included in the Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for 2010:

•	First, the Audit Committee discussed with our independent auditors the overall scope and plans for their audits.

•

Second, the Audit Committee met with the independent auditors, without management present, to discuss the results of their audits, their evaluations of our internal controls and the overall quality of our financial reporting.

•

Third, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

•

Fourth, the Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the our accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States).

•

Fifth, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence.

•

Finally, the Audit Committee obtained and reviewed a report from the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years inspecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company.

The Audit Committee reviewed our consolidated financial statements with the Board of Directors and discussed them with PricewaterhouseCoopers LLP during the 2010 fiscal year, along with the matters required to be discussed by Statement on Auditing Standards No. 114, as amended (AICPA Professional Standards, Vol. 1 AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures, including the letter, required by PCAOB 3526 and discussed with PricewaterhouseCoopers LLP its independence. Based on the discussions with PricewaterhouseCoopers LLP and management, the consolidated financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our 2010 Annual Report on Form 10-K.

Audit Committee

John H. Herrell

Robert H. Hotz

Leatrice Ducat

Daniel B. Silvers

RELATIONSHIP WITH INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP (“PwC”) served as our independent auditors during 2010 and 2009. Representatives from PwC will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to any appropriate inquiries of the stockholders or their representatives.

PwC’s audit report on our consolidated financial statements as of and for the years ended December 31, 2010 and 2009 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Set forth below are the fees paid or accrued for the services of PwC during 2010 and 2009:

	2010	2009
Audit fees	$2,576,125	$1,717,500
Audit-related fees	50,000	46,000
Tax fees	525,000	334,000
All other fees	75,270	—

Total	$3,226,395	$2,097,500

Audit fees consisted of professional services rendered to us or certain of our subsidiaries. Such audit services include audits of financial statements, audit of our annual management assessment of the effectiveness of internal control over financial reporting in 2010 and 2009 (as required by Section 404 of the Sarbanes-Oxley Act of 2002), reviews of our quarterly financial statements, audit services provided in connection with regulatory filings and audit services in 2010 related to a bond offering.

Fees to PwC for audit-related services in 2010 consisted of professional services related to our acquisition of Psychiatric Solutions, Inc. and in 2009 consisted of services related to agreed upon procedures for certain of our subsidiaries.

Fees for tax services in 2010 and 2009 consisted primarily of consultation on various tax matters related to us and our subsidiaries and preparation of federal and state income tax returns for certain of our subsidiaries.

The other fees in 2010 represents fees to PwC for Independent Review Organization services provided by them in connection with our South Texas Health System affiliates. There were no other fees incurred in 2009.

The Audit Committee has considered and determined that the provision of non-audit services by our principal auditor is compatible with maintaining auditor independence.

All audit and permissible non-audit services provided to us by the independent auditors are pre-approved by the Audit Committee, which considers whether the proposed services would impair the independence of the independent auditors. The Chairperson of the Audit Committee may pre-approve audit and permissible non-audit services during the time between Audit Committee meetings if the fees for the proposed services are less than $25,000.

YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE YOUR PROXY BY TELEPHONE OR INTERNET AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

BY ORDER OF THE BOARD OF DIRECTORS

STEVE G. FILTON, Secretary

King of Prussia, Pennsylvania

April 1, 2011

APPENDIX A

UNIVERSAL HEALTH SERVICES, INC.

SECOND AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

1.     Purpose.     The purpose of the Universal Health Services, Inc. Second Amended and Restated 2005 Stock Incentive Plan (the “Plan”) is to provide a flexible vehicle through which Universal Health Services, Inc., a Delaware corporation (the “Company”), may offer equity-based compensation incentives to key personnel of the Company and its affiliates in order to attract, motivate, reward and retain such personnel and to further align the interests of such personnel with those of the stockholders of the Company.

2.     Types of Awards.     Awards under the Plan may be in the form of (a) options to purchase shares of the Company’s Class B Common Stock, $.01 par value (the “Common Stock”) pursuant to Section 6 below, including options intended to qualify as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and options which do not qualify as ISOs, and (b) stock appreciation rights (“SARs”) pursuant to Section 7 below (collectively, “Awards”).

3.    Share Limitations.

(a)    Aggregate Share Limitation.     Subject to adjustment as provided in Section 9 below, the maximum number of shares of Common Stock which may be issued pursuant to the Plan shall not exceed 23,000,000 shares (the “Authorized Shares”). In determining the number of Authorized Shares available for issuance under the Plan, the following shares shall be deemed not to have been issued (and shall remain available for issuance) pursuant to the Plan: (i) shares subject to an Award that is forfeited, canceled, terminated or settled in cash, and (ii) shares withheld or tendered by the recipient of an Award as payment of the exercise price under an Award or the tax withholding obligations associated with an Award.

(b)    Individual Award Limitation.     Subject to adjustment as provided in Section 9 below, the maximum number of shares of Common Stock with respect to which options or SARs may be granted hereunder during a calendar year of the Company to any employee is 1,000,000 shares.

4.    Administration.

(a)    Committee.     The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Board”), or such other committee of directors designated by the Board (the “Committee”), provided that all of said designated directors qualify as “non-employee directors” (within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and as “outside directors” (within the meaning of Treas. Reg. Section 1.162-27(e)(3) under Section 162(m) of the Code). Notwithstanding the foregoing, the Board shall have sole responsibility and authority for matters relating to the grant and administration of Awards to non-employee directors of the Company, and reference herein to the Committee with respect to any such matters shall be deemed to refer to the Board.

(b)    Responsibility and Authority of Committee.     Subject to the provisions of the Plan, the Committee, acting in its discretion, shall have responsibility and full power and authority to (i) select the persons to whom Awards shall be made, (ii) prescribe the terms and conditions of each Award and make amendments thereto, (iii) construe, interpret and apply the provisions of the Plan and of any agreement or other instrument evidencing an Award made under the Plan, and (iv) make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Plan. In exercising its responsibilities under the Plan, the Committee may obtain at the Company’s expense such advice, guidance and other assistance from outside compensation consultants and other professional advisers as it deems appropriate.

(c)    Delegation of Authority.     To the fullest extent authorized under Section 157(c) and other applicable provisions of the Delaware General Corporation Law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be, members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate to the extent that such delegation shall not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) or intended to qualify for an exemption under Rule 16b-3 under the Exchange Act to fail to so qualify.

(d)    Committee Actions.     A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, shall be final and conclusive on all persons. The Committee shall keep a record of its proceedings and acts and shall keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

(e)    Indemnification.     The Company shall indemnify and hold harmless each member of the Board, the Committee or any subcommittee appointed by the Committee and any employee of the Company who provides assistance with the administration of the Plan from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including reasonable legal fees and other expenses incident thereto and, to the extent permitted by applicable law, advancement of such fees and expenses) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person’s fraud or willful misconduct.

5.    Eligibility.     Awards may be granted under the Plan to present or future employees of the Company or an affiliate of the Company and to directors of, or consultants to, the Company or an affiliate who are not employees. For purposes hereof, “affiliate” of the Company means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

6.    Stock Options.     Stock options granted under the Plan shall have such vesting and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine, either at the time the option is granted or, if the holder’s rights are not adversely affected, at any subsequent time. The Committee may impose restrictions on shares of Common Stock acquired upon the exercise of options granted under the Plan.

(a)    Exercise Price.     The exercise price per share of Common Stock covered by an option granted under the Plan may not be less than 100% of the Fair Market Value (as defined in Section 8 below) of a share of Common Stock on the date the option is granted (110% in the case of ISOs granted to an employee who is a 10% stockholder within the meaning of Section 422(b)(6) of the Code).

(b)    Option Term.     Unless sooner terminated in accordance with its terms, an option shall automatically expire on the tenth anniversary of the date it is granted (the fifth anniversary of the date it is granted in the case of an ISO granted to an employee who is a 10% stockholder).

(c)    Manner of Exercise.     An outstanding and exercisable option may be exercised by transmitting to the Secretary of the Company (or other person designated for this purpose by the Committee) a written notice identifying the option that is being exercised and specifying the number of shares to be purchased pursuant to that option, together with payment of the exercise price, and by satisfying the applicable tax withholding obligations pursuant to Section 10. The Committee may establish such rules and procedures as it deems appropriate for the exercise of options under the Plan. The Committee, acting in its sole discretion, may permit the exercise price to be paid in whole or in part in cash or by check, by means of a cashless exercise procedure, in the form of unrestricted shares of Common Stock (to the extent of the Fair Market Value thereof) or, subject to applicable law, by any other form of consideration deemed appropriate.

(d)    Rights as a Stockholder.     No shares of Common Stock shall be issued in respect of the exercise of an option until payment of the exercise price and the applicable tax withholding obligations have been satisfied or provided for to the satisfaction of the Company. The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option until the option is validly exercised, the exercise price is paid fully and applicable withholding obligations are satisfied fully.

(e)    Nontransferability of Options.     No option granted under the Plan may be assigned or transferred except upon the option holder’s death to a beneficiary designated by the option holder in a manner prescribed or approved for this purpose by the Committee or, if no designated beneficiary shall survive the option holder, pursuant to the option holder’s will or by the laws of descent and distribution; and each such option may be exercised during the option holder’s lifetime only by the option holder. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, permit an option holder to transfer an option, other than an ISO, in whole or in part, to such persons and/or entities as are approved by the Committee from time to time and subject to such terms and conditions as the Committee may determine from time to time.

(f)    Termination of Employment or Other Service.     Unless otherwise determined by the Committee in its sole discretion, if an option holder ceases to be employed by or to perform other services for the Company and its affiliates for any reason other than death or disability (defined below), then each outstanding option granted to him or her under the Plan will terminate on the date of termination of employment or other service or, if earlier, the date specified in the option agreement. Unless otherwise determined by the Committee in its sole discretion, if an option holder’s employment or service is terminated by reason of the option holder’s death or disability (or if the option holder’s employment or other service is terminated by reason of his or her disability and the option holder dies within one year after such termination of employment or service), then each outstanding option granted to the option holder under the Plan will terminate on the date one year after the date of such termination of employment or other service (or one year after the later death of a disabled option holder) or, if earlier, the date specified in the option agreement. For purposes hereof, unless otherwise determined by the Committee, the term “disability” means the inability of an Award holder to perform the customary duties of his or her employment or other service for the Company or its affiliates by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration.

7.    Stock Appreciation Rights.     A SAR constitutes a conditional right of the holder to receive, in shares of Common Stock of equivalent value, an amount equal to the Fair Market Value of a share of Common Stock on the applicable exercise or designated settlement date minus a specified base price. SARs granted under the Plan shall have such vesting and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine, either at the time the SAR is granted or, if the holder’s rights are not adversely affected, at any subsequent time. The Committee may impose restrictions on shares acquired upon the exercise of SARs granted under the Plan.

(a)    Base Price.     The base price per share of Common Stock covered by an SAR granted under the Plan may not be less than the Fair Market Value of a share of Common Stock on the date the SAR is granted.

(b)    SAR Term.     Unless sooner terminated in accordance with its terms, a SAR shall automatically expire on the tenth anniversary of the date it is granted.

(c)    Exercise of SARs.     An outstanding and exercisable SAR may be exercised by transmitting to the Secretary of the Company (or other person designated for this purpose by the Committee) a written notice identifying the SAR that is being exercised, specifying the number of shares covered by the exercise and containing such other information or statements as the Committee may require, and by satisfying the applicable tax withholding obligations pursuant to Section 10. The Committee may establish such rules and procedures as it deems appropriate for the exercise of SARs under the Plan. Upon the exercise of an SAR (or designated settlement date, if applicable), the holder shall be entitled to receive an amount in shares of Common Stock equal to the product of (i) the number of shares of Common Stock with respect to which the SAR is being exercised (or settled) and (iii) the difference between the Fair Market Value of a share of Common Stock on the date the SAR is exercised (or settled) and the base price per share of the SAR.

(d)    Nontransferability of SARs.     No SARs granted under the Plan may be assigned or transferred except upon the SAR holder’s death to a beneficiary designated by the SAR holder in a manner prescribed or approved for this purpose by the Committee or, if no designated beneficiary shall survive the SAR holder, pursuant to the SAR holder’s will or by the laws of descent and distribution; and each such SAR may be exercised during the SAR holder’s lifetime only by the SAR holder.

(e)    Termination of Employment or Other Service.     Unless otherwise determined by the Committee in its sole discretion, if a SAR holder ceases to be employed by or to perform other services for the Company and its affiliates for any reason other than death or disability (defined above), then each outstanding SAR granted to him or her under the Plan will terminate on the date of termination of employment or other service or, if earlier, the date specified in the SAR agreement. Unless otherwise determined by the Committee in its sole discretion, if a SAR holder’s employment or service is terminated by reason of the SAR holder’s death or disability (or if the SAR holder’s employment or other service is terminated by reason of his or her disability and the SAR holder dies within one year after such termination of employment or service), then each outstanding SAR granted to the SAR holder under the Plan will terminate on the date one year after the date of such termination of employment or other service (or one year after the later death of a disabled SAR holder) or, if earlier, the date specified in the SAR agreement.

8.    Fair Market Value.     For Plan purposes, unless otherwise required by applicable law, the “Fair Market Value” means the fair market value of a share of Common Stock as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Common Stock as of any given date shall be the closing sale price per share of the Common Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which the Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that day, then on the next day on which a sale was reported.

9.    Capital Changes; Merger, Consolidation, Asset Sale.

(a)    Adjustments upon Changes in Capitalization.     The maximum number and class of shares issuable pursuant to the Plan, the maximum number of shares with respect to which options or SARs may be granted to any employee in any calendar year, the number and class of shares and the exercise price per share covered by each outstanding option and the number and class of shares and the base price per share covered by each outstanding SAR shall all be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company’s capital stock.

(b)    Effects of Merger, Consolidation or Asset Sale.     In the event of a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company, each outstanding option and SAR shall be assumed or an equivalent option or right substituted by the successor corporation (or a parent of the successor corporation). In the event that the successor corporation refuses to assume or substitute for options or SARs, the option holders and SAR holders shall fully vest in and have the right to exercise their options and SARs as to all of the shares covered thereby, including shares as to which it would not otherwise be vested or exercisable. If an option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger, consolidation or sale of assets, the Board shall notify the holder in writing or electronically at least fifteen (15) days prior to the consummation of such merger, consolidation or sale of assets that the option and/or SAR shall be fully exercisable for the period specified in such notice (but in any case not less than fifteen (15) days from the date of such notice), and the option and/or SAR shall terminate upon the consummation of such merger, consolidation or asset sale. For the purposes of this Section, an option or SAR shall be considered assumed if, following the merger, consolidation or sale of assets, the option or SAR confers the right to purchase or receive, for each share of stock subject to the option or SAR immediately prior to the merger, consolidation or sale of assets, the consideration (whether stock, cash or other securities or property) received in the merger, consolidation or sale of assets by holders of Common Stock for each share held on the effective date of the transaction (reduced, in the case of SARs, by the applicable base price) and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger, consolidation or sale of assets is not solely common stock of the successor corporation or its parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the option or SAR, for each share of stock subject to the option or SAR, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger, consolidation or sale of assets (reduced, in the case of SARs, by the applicable base price).

(c)    Change in Control.    The Board may in its sole discretion accelerate, in whole or in part, the vesting of any outstanding Award upon the occurrence of a Change in Control (as defined below), whether or not the vesting requirements set forth in the applicable Award agreement have been satisfied. For purposes hereof, a “Change in Control” of the Company shall be deemed to occur if:

(i)    there occurs (1) any consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which each class of the Company’s common stock would be converted into cash, securities or other property, other than (x) a consolidation or merger of the Company in which the holders of each class of common stock immediately prior to the consolidation or merger have the same proportionate ownership and voting power with respect to the common stock of the surviving corporation immediately after the consolidation or merger, or (y) a consolidation or merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (by being converted into voting securities of the continuing or surviving entity) more than 50% of the combined voting power of the voting securities of the surviving or continuing entity immediately after such consolidation or merger and which would result in the members of the Board immediately prior to such consolidation or merger (including, for this purpose, any individuals whose election or nomination for election was approved by a vote of at least two-thirds of such members), constituting a majority of the board of directors (or equivalent governing body) of the surviving or continuing entity immediately after such consolidation or merger; or (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the Company’s assets;

(ii)    the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company;

(iii)    any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than persons or their family members or affiliates which have such voting power on the date of adoption of the Plan by the Board, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 35% or more of the combined voting power of the voting securities of the Company other than pursuant to a plan or arrangement entered into by such person and the Company; or

(iv)    during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority of the Board unless the election or nomination for election by the Company’s stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

(d)    Fractional Shares.     In the event of any adjustment in the number of shares covered by any Award pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from the adjustment.

(e)    Determination of Board to be Final.     All adjustments under this Section shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

10.    Tax Withholding.     As a condition to the exercise of any Award, the delivery of any shares of Common Stock pursuant to any Award or the settlement of any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company or an affiliate relating to an Award, the Company and/or the affiliate may (a) deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to an Award recipient whether or not pursuant to the Plan or (b) require the recipient to remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, at the sole discretion of the Committee, the recipient may satisfy the withholding obligation described under this Section by electing to have the Company withhold shares of Common Stock or by tendering previously-owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules).

11.    Amendment and Termination.     The Board may amend or terminate the Plan provided, however, that no such action may adversely affect a holder’s rights under an outstanding Award without his written consent. Any amendment which would (a) increase the maximum number of shares of Common Stock issuable under the Plan or the maximum number of shares with respect to which options or SARs may be granted to any employee in any calendar year, (b) modify the class of persons eligible to receive Awards under the Plan or (c) otherwise require stockholder approval under applicable law or exchange or market requirements, shall, to the extent required by applicable law or exchange or market requirements, be subject to the approval of the Company’s stockholders.

12.    Limitation on Repricing.     Without the approval of the Company’s stockholders, the Committee shall not amend or replace previously granted options in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange, Inc.

13.    General Provisions.

(a)    Documentation of Awards.     Each Award made under the Plan shall be evidenced by a written agreement or other instrument the terms of which shall be established by the Committee. To the extent not inconsistent with the provisions of the Plan, the written agreement or other instrument evidencing an Award shall govern the rights and obligations of the Award recipient (and any person claiming through the recipient) with respect to the Award.

(b)    Shares Issued under Plan.     Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Company in its treasury or otherwise acquired for purposes of the Plan. No fractional shares of Common Stock shall be issued under the Plan.

(c)    Compliance with Law.     The Company shall not be obligated to issue or deliver shares of Common Stock pursuant to the Plan unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(d)    Transfer Orders; Placement of Legends.     All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(e)    No Employment or other Rights.     Nothing contained in the Plan or in any Award agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other service with the Company or an affiliate or interfere in any way with the right of the Company and its affiliates at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other service.

(f)    Decisions and Determinations Final.     Except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, the Committee shall have full power and authority to interpret the Plan and any Award agreement made under the Plan and to determine all issues which arise thereunder or in connection therewith, and the decision of the Board or the Committee, as the case may be, shall be binding and conclusive on all interested persons.

(g)    Nonexclusivity of the Plan.     No provision of the Plan, and neither its adoption Plan by the Board or submission to the stockholders for approval, shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify as “performance-based compensation” under Section 162(m) of the Code.

14.    Governing Law.     All rights and obligations under the Plan and each Award agreement or instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

15.    Term of the Plan.     The Plan shall become effective on the date it is approved by the Company’s stockholders (the “Effective Date”). Unless sooner terminated by the Board, the Plan shall terminate on the tenth anniversary of the Effective Date. The rights of any person with respect to an Award made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the Award and of the Plan, as each is then in effect or is thereafter amended.

PROXY

CLASS A

COMMON STOCK

CLASS C

COMMON STOCK

UNIVERSAL HEALTH SERVICES, INC.

This Proxy Solicited By The Board Of

Directors For The Annual Meeting Of

Stockholders To Be Held On May 18, 2011

Alan B. Miller and Steve Filton and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of Class A Common Stock and Class C Common Stock of Universal Health Services, Inc. (the “Company”) held of record by the undersigned on March 31, 2011 at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, May 18, 2011, at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

Important Notice Regarding Availability of Proxy Materials for the Stockholder Meeting to be held on Wednesday, May 18, 2011. The Proxy Statement and Annual Report to Stockholders are available at http://bnymellon.mobular.net/bnymellon/uhs

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

PLEASE MARK YOUR CHOICE LIKE THIS IN BLUE OR BLACK INK

☐

ACCOUNT NUMBER

CLASS A COMMON

CLASS C COMMON

The Board of Directors recommends a vote FOR Proposals I, II, and IV and 3 YEARS for Proposal III.

I.    The Election of Alan B. Miller

       ☐  For                 ☐  Withhold Authority

II.    Advisory (nonbinding) vote to approve named executive officer compensation

       ☐  For                 ☐  Against                 ☐  Abstain

III.     Advisory (nonbinding) vote on the frequency of an advisory stockholder vote to approve named executive officer compensation

       ☐  1Yr                 ☐  2Yrs                      ☐  3Yrs            ☐  Abstain

IV.     The approval of an amendment to the Universal Health Services, Inc. Amended and Restated 2005 Stock Incentive Plan by the holders of Class A, B, C and D Common Stock

       ☐  For                 ☐  Against                 ☐  Abstain

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

DATED:

SIGNATURE:

SIGNATURE:

IMPORTANT: Please sign exactly as name appears at the left. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title.

The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALAN B. MILLER AS DIRECTOR, FOR THE APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION, FOR CONDUCTING AN ADVISORY (NONBINDING) VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION EVERY THREE YEARS AND FOR THE APPROVAL OF AN AMENDMENT TO THE UNIVERSAL HEALTH SERVICES, INC. AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN BY THE HOLDERS OF CLASS A, B, C AND D COMMON STOCK.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

Universal Health Services, Inc.	INTERNET http://www.proxyvoting.com/UHS Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO# 94829	Fulfillment# 94835

▼  FOLD AND DETACH HERE  ▼

Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR Proposals 1, 2 and 4 and 3 years for Proposal 3.

	For	Withhold Authority
1.	The Election of Lawrence S. Gibbs ☐	☐	FOR	AGAINST	ABSTAIN
2.	Advisory (nonbinding) vote to approve named executive officer compensation.		☐	☐	☐
		1 year	2 years	3 years	Abstain
3.	Advisory (nonbinding) vote on the frequency of an advisory stockholder vote to approve named executive officer compensation.	☐	☐	☐	☐
			FOR	AGAINST	ABSTAIN
4.	The approval of an amendment to the Universal Health Services, Inc. Amended and Restated 2005 Stock Incentive Plan by the holders of Class A, B, C and D Common Stock.		☐	☐	☐

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF LAWRENCE S. GIBBS AS A DIRECTOR, FOR THE APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION, FOR CONDUCTING AN ADVISORY (NONBINDING) VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION EVERY THREE YEARS AND FOR THE APPROVAL OF AN AMENDMENT TO THE UNIVERSAL HEALTH SERVICES, INC. AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN BY THE HOLDERS OF CLASS A, B, C AND D COMMON STOCK.

			Mark Here for Address Change or Comments SEE REVERSE	☐

IMPORTANT: Please sign exactly as name appears at the left. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title. The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith.

Signature	Signature	Date

Annual Meeting

of

Universal Health Services, Inc. Stockholders

Wednesday, May 18, 2011

10:00 a.m.

Universal Corporate Center

367 South Gulph Road

King of Prussia, PA

Agenda

•  The Election of one Class III Director by the holders of Class B and Class D Common Stock

•  The Election of one Class III Director by the holders of Class A and Class C Common Stock

•  Advisory (nonbinding) vote to approve named executive officer compensation

•  Advisory (nonbinding) vote on the frequency of an advisory stockholder vote to approve named executive officer compensation

•  The approval of an amendment to the Universal Health Services, Inc. Amended and Restated 2005 Stock Incentive Plan by the holders of Class A, B, C and D Common Stock

•  Discussion on matters of current interest

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equity access where step-by-step instructions will prompt you through enrollment.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be

held on Wednesday, May 18, 2011: The Proxy Statement and Annual Report to Stockholders are

available at http://www.proxyvoting.com/uhs

▼  FOLD AND DETACH HERE  ▼

PROXY	CLASS B COMMON STOCK CLASS D COMMON STOCK

UNIVERSAL HEALTH SERVICES, INC.

This Proxy Solicited By The Board Of Directors For

The Annual Meeting Of Stockholders To Be Held On May 18, 2011

Alan B. Miller and Steve Filton and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of Class B Common Stock and Class D Common Stock of Universal Health Services, Inc. held of record by the undersigned on March 31, 2011 at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, May 18, 2011, at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania and at any adjournment thereof. Please call 1-800-814-5819 to obtain directions to the Annual Meeting to vote in person. Any and all proxies heretofore given are hereby revoked.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

	WO# 94829	Fulfillment# 94835